UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Smith & Wesson Brands, Inc.
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MEETING AND PROXY STATEMENT 2022 NOTICE OF ANNUAL STOCKHOLDER MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Monday, September 12, 2022	Time: 10a.m. Eastern Time	Location: www.virtualshareholder meeting.com/SWBI2022

The Annual Meeting of Stockholders of Smith & Wesson Brands, Inc., a Nevada corporation, will be held at 10:00 a.m., Eastern Time, on Monday, September 12, 2022 (the “2022 Annual Meeting”). The 2022 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2022 Annual Meeting, vote, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SWBI2022 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

The 2022 Annual Meeting will be held for the following purposes:

ITEMS OF BUSINESS
1	Election of directors
2	Advisory vote to approve executive compensation
3	Approval of the Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan
4	Ratification of appointment of our independent registered public accounting firm
5	Stockholder proposals, if properly presented
And such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 18, 2022 may vote at the 2022 Annual Meeting.

These proxy materials were first made available to our stockholders on the internet on August 3, 2022.

Sincerely,

Kevin A. Maxwell

Senior Vice President,

General Counsel, Chief Compliance Officer, and Secretary

August 3, 2022

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read this entire Proxy Statement carefully before voting.

MEETING INFORMATION

Time and Date	10:00 a.m., Eastern Time, on Monday, September 12, 2022

Location	Online via webcast at www.virtualshareholdermeeting.com/SWBI2022

Record Date	July 18, 2022

MEETING AGENDA

Proposals		Board Recommendation	Page

1.	Election of Eight Directors	FOR each nominee	3
2.	Advisory Vote to Approve Executive Compensation	FOR	16
3.	Approval of Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan	FOR	17
4.	Ratification of Appointment of Deloitte & Touche, LLP	FOR	45
5-6.	Vote on Stockholder Proposals	AGAINST	47, 52

Name	Age	Director Since	Experience	Committee Memberships	Other Public Company Boards
Anita D. Britt *	59	2018	Former CFO of Perry Ellis International, Inc.	AC **, CC, ESG	3
Fred M. Diaz *	56	2021	Former President and CEO of Mitsubishi Motor North America, Inc.	CC, ESG	3
John B. Furman *	78	2004	Former Senior Member of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears	AC, CC, NCG **	0
Michael F. Golden *§§	68	2004	Former President and CEO of a predecessor of Smith & Wesson Brands, Inc.	ESG**	1
Barry M. Monheit *	75	2004	Senior Managing Director of J.S. Held, LLC	CC **, NCG	1
Robert L. Scott *§	76	2004	Former President of a predecessor of Smith & Wesson Brands, Inc.	AC, NCG	0
Mark P. Smith	46	2020	President and CEO of Smith & Wesson Brands, Inc.		0
Denis G. Suggs *	56	2021	CEO of LCP Transportation LLC	AC, NCG	1

* = Independent Nominee; ** = Committee Chair; § = Chairman; §§ = Vice Chairman

AC = Audit Committee; CC = Compensation Committee; ESG = Environmental, Social, and Governance Committee; NCG = Nominations and Corporate Governance Committee

2022 Proxy Statement I 1

Proxy Statement Summary

PERFORMANCE HIGHLIGHTS AND KEY ACCOMPLISHMENTS

Our performance highlights for the fiscal year ended April 30, 2022 (“fiscal 2022”) include:

$864 million Net Sales	$375 million Gross Profit (43% Gross Profit Margin)	$105 million Returned to Stockholders (Dividends and Repurchases)

Our fiscal 2022 key accomplishments include:

Announced the Relocation of our Corporate Headquarters

In September 2021, we announced our plan to move our headquarters and significant elements of our operations to Maryville, TN (the “Relocation”). We considered many factors in evaluating the Relocation, including legislation introduced in the MA legislature that would prohibit us from manufacturing certain types of firearms and accessories in MA. We responded to this significant risk to our business by taking decisive action that we believe is in our best interests and in the best interests of our stockholders. Similarly, we considered many factors in selecting Maryville, TN, including the state’s general support for the 2nd Amendment and its business-friendly environment, and the city’s favorable location for distribution efficiency.

GOVERNANCE HIGHLIGHTS

Board Refreshment

We recognize the importance of board refreshment. Among our eight director nominees, four have joined the Board since 2018 and two joined last year. These changes demonstrate the Board’s commitment to refreshment, including with independent nominees who provide perspectives and experience to advance our business. Our director nominees include one woman, one racial minority, and one ethnic minority.

Enhanced Disclosure

In response to feedback that we received from our investors, we have expanded our public disclosures both in documents filed with the Securities and Exchange Commission (“SEC”) and through the publication of other relevant material. In November 2021, we published our first Environmental Factsheet, which, among other things, highlighted our commitment to responsible environmental practices and described our approach to environmental management. In June 2022, we published our first Firearm Market Factsheet, which was intended to increase transparency around our business practices by, among other things, describing our go-to-market sales approach and highlighting our commitment to promoting responsible firearm ownership.

ESG Oversight

We recognize that progress on environmental, social, and governance (“ESG”) matters is an ongoing journey of continuous improvement. We are continuously improving our ESG strategy. In 2021, the Board formed the Environmental, Social, and Governance Committee (the “ESG Committee”) to assist the Board and its committees in fulfilling the Board’s oversight responsibilities with various environmental, social, health, safety, and governance policies and operational control matters relevant to us.

Stockholder Engagement

We recognize the importance of stockholder engagement. We engage year-round with our stockholders to ensure that we understand and consider the issues that matter most to them. For example, prior to our annual meeting of stockholders held on September 27, 2021 (the “2021 Annual Meeting”), we met with our largest investors to discuss the stockholder proposal that was included in our proxy materials. In March and July 2022, we met again with some of those investors to discuss the progress we have made on our ESG journey.  In addition to engaging with our largest investors, we have devoted significant resources engaging with the stockholder proponent for Proposal #5 – we spoke directly with the proponent on four occasions since the 2021 Annual Meeting.

2 I 2022 Proxy Statement

PROPOSAL ONE – ELECTION OF DIRECTORS

What am I voting on? Stockholders are being asked to elect each of the eight director nominees named in this Proxy Statement to hold office until the annual meeting of stockholders in 2023 (the “2023 Annual Meeting”) and until his or her successor is elected and qualified.

Voting Recommendation: FOR the election of each of the eight director nominees

Vote Required: A director will be elected if the number of shares voted FOR that director nominee exceeds the number of shares voted AGAINST that director nominee

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

Director Nominees

The Board has eight members. Pursuant to the recommendation of the NCG Committee, the Board has nominated each current director for election at the 2022 Annual Meeting. If elected, each director nominee will hold office until the 2023 Annual Meeting and until his or her successor is elected and qualified. If any director nominee is unable or declines to serve as a director at the time of the 2022 Annual Meeting, the proxies will be voted for any nominee designated by our current Board to fill the vacancy. We do not expect that any director nominee will be unable or will decline to serve as a director.

All director nominees have held senior-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all director nominees are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to our business and affairs. Information about the director nominees, including about their qualifications and skills to serve on the Board, is set forth below.

ANITA D. BRITT

Age: 59

Director Since: 2018

Independent

Board Committees:

•   Audit

•   Compensation

•   ESG

Other public company boards:

•   Delta Apparel, Inc.

•   urban-gro, Inc.

•   VSE Corporation

Other public company boards within five years:

•   None

Background:

Ms. Britt served as CFO of Perry Ellis International, Inc. from 2009 to 2017. From 2006 to 2009, she served as CFO of Urban Brands, Inc. From 1993 to 2006, Ms. Britt served in various positions, including as EVP, Finance, for Jones Apparel Group, Inc. She served on the Board of Trustees and Finance Committee of St. Thomas University from 2013 to 2018 and as its CFO for a part of 2018. Ms. Britt is a CPA and a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. She is also a Board Leadership Fellow, as designated by the National Association of Corporate Directors. Ms. Britt has received the Carnegie Mellon Cybersecurity Oversight Certificate.

Key Qualifications and Skills:

We believe Ms. Britt is qualified to serve on the Board due, in part, to her financial leadership experience at a number of public and private companies, experience with consumer-oriented companies, and experience with other public company boards of directors.

2022 Proxy Statement I 3

Proposal One

FRED M. DIAZ

Age: 56

Director Since: 2021

Independent

Board Committees:

•   Compensation

•   ESG

Other public company boards:

•   SiteOne Landscape Supply, Inc.

•   Valero Energy Corporation

•   Archer Aviation Inc.

Other public company boards within five years:

•   None

Background:

Mr. Diaz served as President and CEO of Mitsubishi Motor North America, Inc. from 2018 to 2020 and as General Manager, Performance Optimization Global Marketing and Sales of Mitsubishi Motors Corporation in Tokyo, Japan from 2017 to 2018. He served in various executive level positions with Nissan North America Inc. for four years and Chrysler Corporation LLC for 24 years as the President and CEO of both the Ram Truck Brand and Chrysler of Mexico.

Key Qualifications and Skills:

We believe Mr. Diaz is qualified to serve on the Board due, in part, to his executive experience (including service as a CEO), management and marketing experience, and experience with other public company boards of directors.

JOHN B. FURMAN
Age: 78 Director Since: 2004 Independent Board Committees: • Audit • NCG • Compensation Other public company boards: • None Other public company boards within five years: • None

Background:

Mr. Furman served as a senior partner of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears from 1983 to 1998. Since leaving the practice of law, he has served as a consultant to, or an executive of, a number of companies, with a focus on restructurings, business transactions, capital formation, and product commercialization. Mr. Furman formerly served as President and CEO of Infinity Resources LLC (now Quest Resource Holding Corporation), as President and CEO of GameTech International, a publicly traded company, and as President and CEO and a director of Rural/Metro Corporation, a publicly traded company. Prior to joining O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, he served as an Associate General Counsel for Waste Management, Inc., a publicly traded company, and as Vice President, Secretary and General Counsel of the Warner Company, a publicly traded company. Mr. Furman previously served as a director and Chairman of the Compensation Committee of MarineMax, Inc., a publicly traded company.

Key Qualifications and Skills:

We believe Mr. Furman is qualified to serve on the Board due, in part, to his experience as a CEO and consultant to multiple companies, experience as a lawyer in private practice and for corporations, and experience with other public company boards of directors.

MICHAEL F. GOLDEN
Age: 68 Director Since: 2004 Independent Board Committees: • ESG Other public company boards: • Trex Company, Inc. Other public company boards within five years: • Quest Resource Holding Corporation

Background:

Mr. Golden has served as our Vice Chairman since August 2020. He served as our President and CEO from 2004 to 2011. Mr. Golden served in various executive positions with the Kohler Company from 2002 to 2004, including as President of its Cabinetry Division. He served as President of Sales for the Industrial/Construction Group of the Stanley Works Company from 1999 until 2002; Vice President of Sales for Kohler’s North American Plumbing Group from 1996 until 1998; and Vice President — Sales and Marketing for a division of The Black & Decker Corporation where he was employed from 1981 until 1996.

Key Qualifications and Skills:

We believe Mr. Golden is qualified to serve on the Board due, in part, to his past service as our President and CEO, his intimate knowledge of and experience leading our Company, his long business career at major companies, and his experience with other public company boards of directors.

4 I 2022 Proxy Statement

Proposal One

BARRY M. MONHEIT
Age: 75 Director Since: 2004 Independent Board Committees: • NCG • Compensation Other public company boards: • American Outdoor Brands, Inc. Other public company boards within five years: • None

Background:

Mr. Monheit served as Chairman of the Board from 2004 until the completion (on August 24, 2020) of the spin-off of our former outdoor products and accessories business (the “Separation”).  Since the Separation, he has served as Chairman of American Outdoor Brands, Inc., a publicly traded company. Since 2020, Mr. Monheit has also served as a Senior Managing Director of J.S Held, LLC, formerly Simon Consulting, L.L.C., a consulting company providing services in forensic accounting, fraud investigations, receivership and restructuring, and lost profit examinations. He formerly served as Vice Chairman of That’s Eatertainment Corp. (formerly Modern Round Entertainment Corporation), a company formed to create and roll out an entertainment concept centered around a virtual interactive shooting experience utilizing laser technology-based replica firearms and food and beverage offerings. Mr. Monheit formerly served as President and CEO of Quest Resource Holding Corporation, a publicly traded company, as a Senior Managing Director of FTI Palladium Partners, in various capacities with FTI Consulting, Inc., including President of its Financial Consulting Division, and as a partner with Arthur Andersen & Co., where he served as partner-in-charge of its New York Consulting Division and its U.S. Bankruptcy and Reorganization Practice.

Key Qualifications and Skills:

We believe Mr. Monheit is qualified to serve on the Board due, in part, to his extensive experience in financial and operational consulting gained as an executive of major restructuring firms, executive experience with major and emerging companies, and experience with other public company boards of directors.

ROBERT L. SCOTT
Age: 76 Director Since: 1999 Independent Board Committees: • Audit • NCG Other public company boards: • None Other public company boards within five years: • None

Background:

Mr. Scott has served as our Chairman since August 2020. He also serves as Chairman of the National Shooting Sports Foundation and a Governor of the Sporting Arms and Ammunition Institute. Mr. Scott served as a consultant to us from 2004 to 2006; our President from 1999 to 2002; Chairman of our wholly owned subsidiary, Smith & Wesson Corp. in 2003; and President of Smith & Wesson Corp. from 2001 to 2002. From 1989 to 1999, he served as Vice President of Sales and Marketing and later as Vice President of Business Development of Smith & Wesson Corp. prior to its acquisition by us. Prior to joining Smith & Wesson Corp., Mr. Scott worked for eight years in senior positions with Berkley & Company and Tasco Sales Inc., two leading companies in the outdoor industry. He previously served as a director and member of the Compensation Committee of OPT Holdings, a hunting accessories marketer.

Key Qualifications and Skills:

We believe Mr. Scott is qualified to serve on the Board due, in part, to his past service as our President, his intimate knowledge of and experience leading our Company, and his extensive knowledge of our industry.

2022 Proxy Statement I 5

Proposal One

MARK P. SMITH
Age: 46 Director Since: 2020 Not Independent Board Committees: • None Other public company boards: • None Other public company boards within five years: • None

Background:

Mr. Smith has served as our President and CEO and as a director since August 2020. Since joining us in 2010, he has served in a number of roles with increasing responsibility, including Vice President of Supply Chain Management from 2010 to 2011, Vice President of Manufacturing and Supply Chain Management from 2011 to 2016, President, Manufacturing Services from 2016 to 2020, and Co-President and Co-Chief Executive Officer from January 2020 to August 2020. Prior to joining us, Mr. Smith served as Director Supply Chain Solutions for Alvarez & Marsal Business Consulting, LLC from 2007 to 2010.  From 2001 to 2007, he held various positions with Ecolab, Inc., including Program Manager, Acquisition Integration Manager, Senior Manufacturing Planner, Plant Engineer, and Senior Production / Quality Supervisor. Mr. Smith was a Production Supervisor for Bell Aromatics, a manufacturer of flavors and fragrances, from August 1999 until March 2001.

Key Qualifications and Skills:

We believe Mr. Smith is qualified to serve on the Board due, in part, to his service as our President and CEO, as well as his prior service overseeing significant elements of our operations, his experience in marketing and supply chain management for various companies, and other experience gained through his service in executive positions with various companies.

DENIS G. SUGGS
Age: 56 Director Since: 2021 Independent Board Committees: • Audit • NCG Other public company boards: • Patrick Industries Other public company boards within five years: • None

Background:

Mr. Suggs has served as CEO of LCP Transportation LLC, a non-emergency medical transportation provider, since 2020. From 2014 to 2020, he served as President and CEO of Strategic Materials, Inc., a provider of environmental services. Mr. Suggs previously served in executive capacities with Belden, Inc., Danaher Corporation, and Public Storage Inc.

Key Qualifications and Skills:

We believe Mr. Suggs is qualified to serve on the Board due, in part, to his executive experience, including as CEO of multiple companies, managerial experience, and experience with other public company boards of directors.

6 I 2022 Proxy Statement

board and governance matters

GOVERNANCE FRAMEWORK

Our business and affairs are managed under the direction of our board of directors (the “Board”), subject to limitations and other requirements in our charter documents or in applicable statutes, rules, and regulations, including those of the SEC and the Nasdaq Stock Market (“Nasdaq”).

Our governance framework supports independent oversight and accountability.

Independent Oversight	Accountability

•   7 of 8 director nominees are independent

•   Non-Executive Chairman and Vice- Chairman

•   All independent committees

•   Demonstrated commitment to Board

     refreshment – half of the Board has joined since 2018

• Majority voting in uncontested elections • Annual election of directors • Annual “say on pay” advisory vote • Robust over-boarding policy • Proxy access right

Our governance framework is based on our Amended and Restated Bylaws (our “Bylaws”), as well as the key governance documents listed below:

•	Code of Conduct and Ethics
•	Code of Ethics for CEO and Senior Financial Officers
•	Corporate Governance Guidelines (the “Guidelines”)
•	Charters of the Audit Committee, the Compensation Committee, Nominations and Corporate Governance Committee (the “NCG Committee”) and the ESG Committee

Copies of these documents are available on our website, www.smith-wesson.com, or upon written request sent to our Corporate Secretary at our principal executive offices located at 2100 Roosevelt Avenue, Springfield, Massachusetts 01104. The information on our website is not part of this Proxy Statement.

BOARD COMPOSITION

Director Nomination Process

The NCG Committee is responsible for identifying and evaluating Board nominees.  In identifying candidates, the NCG Committee may take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

Stockholder-Recommended Candidates. The NCG Committee will consider persons recommended by our stockholders for inclusion as Board nominees if the information required by our Bylaws is submitted in writing in a timely manner addressed and delivered to our Secretary.

Stockholder-Nominated Candidates. We have a “Proxy Access for Director Nominations” bylaw that permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials Board nominees constituting up to two individuals or 20% of the Board (whichever is greater); provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws.

2022 Proxy Statement I 7

Board and Governance Matters

Director Independence and Other Qualifications

Under the Guidelines and the Nasdaq listing standards, the Board must consist of a majority of independent directors. The Board annually reviews director independence and has determined that all director nominees, except for Mr. Smith (who is our President and CEO), are independent, as “independence” is defined by the SEC and the Nasdaq listing standards.

The NCG Committee is responsible for reviewing with the Board annually the requisite skills and characteristics required for new Board members, as well as Board composition. The assessment, which is made based on the perceived needs of the Board from time to time, may include, among others, consideration of the following:

•	diversity, age, background, skills, and business experience;
•	personal qualities and characteristics, individual character and integrity, accomplishments, and reputation in the business community;
•	knowledge and contacts in the communities in which we conduct business and in our business industry or other industries relevant to our business;
•	leadership ability and strategic planning skills, ability, and experience;
•	ability and willingness to devote sufficient time to serve on the Board and its committees;
•	knowledge and expertise in various activities deemed appropriate by the Board, such as marketing, production, distribution, technology, accounting, finance, and law; and
•

fit of the individual’s skills, background, education, qualifications, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board and a mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities.

Diversity Considerations.  The Board does not have a specific diversity policy; however, diversity is among a number of factors the NCG Committee may consider in connection with its annual review of requisite skills and characteristics required for new Board members. We have posted a board diversity matrix on our website, www.smith-wesson.com, to comply with a Nasdaq rule.  The information on our website is not part of this Proxy Statement.

Pursuant to our Guidelines, nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed in law.

Governance Spotlight

Our eight director nominees include one woman, one racial minority, and one ethnic minority. Each of these director nominees has joined the Board since 2018.

In addition, half of our executive officers are female.

8 I 2022 Proxy Statement

Board and Governance Matters

Majority Voting Standard

Our directors are elected by a majority of the votes cast for them in uncontested elections. If an incumbent director does not receive the requisite majority of votes cast, then the director is expected to submit his or her resignation to the Board.  Based on the recommendation of the NCG Committee, the Board would determine whether to accept the resignation and would publicly disclose its decision and its rationale. A director who tenders his or her offer of resignation would abstain from any decision or recommendation regarding the offered resignation.

Board Refreshment

We recognize the importance of Board refreshment. Directors are elected each year at the annual meeting of stockholders to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The NCG Committee regularly considers Board composition and how Board composition changes over time.

Governance Spotlight We have added four highly qualified directors in the past four years – accounting for half of the Board’s members.

Ms. Britt and Mr. Smith joined the Board in 2018 and 2020, respectively, and Messrs. Diaz and Suggs joined the Board in 2021.

The Board has not established a mandatory retirement age.  Pursuant to the Guidelines, the Board and the NCG Committee will review, in connection with the process of selecting nominees for election at annual stockholder meetings, each director’s continuation on the Board.

The Board has not established term limits because it believes that term limits involve the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into us and our operations and, therefore, provide an increasing contribution to the Board as a whole. However, the NCG Committee reviews each director’s continuation on the Board at least every three years, which, among other things, allows the Board, through the NCG Committee, to consider the appropriateness of the director’s continued service.

Over-Boarding Policy

Our directors may not serve on more than three other public company boards, unless it is determined, based on the individual facts, that such service will not interfere with service on the Board. None of our director nominees serves on more than three other public company boards and our CEO does not serve on any other public company board.

BOARD AND COMMITTEE GOVERNANCE

Risk Oversight

The Board recognizes that risk is inherent in every business. As is the case in virtually all businesses, the Board recognizes that we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. While our management is responsible for the day-to-day management of the risks we face, the Board, as a whole and through its committees, is responsible for the oversight of risk management.

The Board’s involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. The Board receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, cybersecurity, legal, regulatory, and competitive risks. The Board also reviews the various risks we identify in our SEC filings, as well as risks relating to various specific developments, such as acquisitions, securities repurchases, and new product introductions. In addition, the Board regularly receives reports from senior members of our Internal Audit function and our General Counsel and Chief Compliance Officer.

2022 Proxy Statement I 9

Board and Governance Matters

See Part I, “Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended April 30, 2022 (the “Form 10-K”) to learn more about the risks we face. The risks described in the Form 10-K are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial based on the information known to us also may materially and adversely affect our business, operating results, and financial condition.

AUDIT COMMITTEE	COMPENSATION COMMITTEE

•     Oversees our financial and reporting processes and the audit of our financial statements

•     Assists the Board with respect to:

-    the oversight and integrity of our financial statements

-    our compliance with legal and regulatory matters

-    our policies and practices related to information security, including cybersecurity

-    the independent registered public accountant’s qualification and independence

-    the performance of the independent registered public accountant

•      Meets separately on a regular basis with representatives of our independent registered public accountant and our internal audit function

•     Considers the risk that our compensation policies and practices may have in attracting, retaining, and motivating valued employees

•     Endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on us

NCG COMMITTEE

•     Oversees governance-related risk, such as board independence, conflicts of interest, and management and succession planning

ESG COMMITTEE

•      Reviews emerging risks associated with ESG matters

Cybersecurity Risk Oversight. We recognize the importance of cybersecurity risk governance.  The Audit Committee receives regular reports from management on, among other things, the emerging threat landscape and our cybersecurity risks and threats.  The Audit Committee regularly briefs the full Board on these matters.  We have adopted a Cyber Incident Response Plan.

ESG Risk Oversight.  We recognize the importance to our stakeholders of ESG matters. In 2021, the Board formed the ESG Committee to assist the Board and its committees in fulfilling the Board’s oversight responsibilities with various environmental, social, health, safety, and governance policies and operational control matters relevant to us. In part, the ESG Committee reviews emerging risks and opportunities associated with ESG matters.

Board Leadership Structure

Our Corporate Governance Guidelines support flexibility in the structure of the Board by not requiring the separation of the roles of CEO and Chairman. We maintain separate roles between our CEO and Chairman in recognition of the differences between the responsibilities of these roles. The Board believes this leadership structure is the most effective for us at this time because it allows our CEO to focus on running our business and our Chairman to focus on pursuing sound governance practices that benefit the long-term interests of our stockholders.

10 I 2022 Proxy Statement

Board and Governance Matters

Board Committees

The Board has four standing committees, each of which is comprised of independent directors: the Audit Committee, the Compensation Committee, the NCG Committee, and the ESG Committee.

AUDIT COMMITTEE

Members:

Anita Britt (Chair)

John Furman

Bob Scott

Denis Suggs

Meetings in Fiscal 2022: 4

Member Independence: 4 of 4

* All members meet the independence requirements of Nasdaq and Rule 10A-3 of the Exchange Act.  The Board has determined that each member is an “audit committee financial expert” within the meaning of SEC regulations.

Purpose:

•     Overseeing our financial and reporting processes and the audits of our financial statements.

•     Providing assistance to the Board with respect to its oversight of:

-   the integrity of our financial statements

-   our compliance with legal and regulatory requirements

-   the independent auditor’s qualifications and independence

-   the performance of our internal audit function, if any, and independent auditor

-   our policies and practices related to information security, including cyber security, protection of personally identifiable information, and training of employees around such items

•     Preparing the report that SEC rules require be included in our annual proxy statement.

Principal Responsibilities:

•      Appointing, retaining, compensating, evaluating, and terminating any accounting firm engaged to prepare or issue an audit report or performing other audit, review, or attest services, and overseeing the work of such firm.

•     Overseeing our accounting and financial reporting process and audits of our financial statements.

COMPENSATION COMMITTEE

Members:

Barry Monheit (Chair)

Anita Britt

Fred Diaz

John Furman

Meetings in Fiscal 2022: 8

Member Independence: 4 of 4

* All members meet the independence requirements of Nasdaq and qualify as “non-employee directors” under Rule 16b-3(b)(3)(i) of the Exchange Act.

Purpose:

•      Determining, or recommending to the Board for determination, the compensation of our CEO and other executive officers.

•      Discharging the Board’s responsibilities relating to our compensation programs and compensation of our executives.

•      Producing an annual compensation committee report on executive compensation for inclusion in our annual proxy statement.

Principal Responsibilities:

•      Setting compensation for executive officers and directors.

•      Monitoring incentive- and equity-based compensation plans.

•      Appointing, compensating, and overseeing the work of any compensation consultant, legal counsel, and other retained advisor.

2022 Proxy Statement I 11

Board and Governance Matters

NCG COMMITTEE Members: John Furman (Chair) Barry Monheit Bob Scott Denis Suggs Meetings in Fiscal 2022: 7 Member Independence: 4 of 4 * All members meet the independence requirements of Nasdaq.

Purpose:

•      Selecting, or recommending to the Board for selection, the individuals to stand for election as directors at each election of directors.

•      Overseeing the selection and composition of Board committees and, as applicable, overseeing management continuity planning processes.

Principal Responsibilities:

•      Developing and recommending to the Board corporate governance principles applicable to us.

•      Overseeing the evaluation of the Board and management.

ESG COMMITTEE Members: Michael Golden (Chair) Anita Britt Fred Diaz Meetings in Fiscal 2022: 3 Member Independence: 3 of 3

Purpose:

•      Assisting the Board and its committees in fulfilling the oversight responsibilities of the Board with various environmental, social, health, safety, and governance policies and operational control matters relevant to us.

Principal Responsibilities:

•      Reviewing the status and effectiveness of our ESG performance, metrics, and goals.

•      Reviewing emerging risks and opportunities associated with ESG.

•      Assessing whether to adopt ESG goals, metrics, and targets, and adopting such goals, metrics, and targets, if deemed appropriate.

Meeting Attendance in Fiscal 2022

In fiscal 2022, the Board held six meetings and its committees held a total of 22 meetings. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. We encourage our directors to attend our annual meetings of stockholders. All directors attended the 2021 Annual Meeting.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. Our Chairman serves as the presiding director of these executive sessions during Board meetings, and our committee chairs preside at the sessions held during committee meetings.

Stockholder Engagement

We meet with investors throughout the year and consider investor feedback on emerging issues, which allows us to better understand their priorities and perspectives. This year-round engagement provides us with useful input and enables us to consider developments proactively.  In addition, from time to time, we conduct stockholder outreach programs. Prior to the 2021 Annual Meeting, we requested meetings with the corporate governance teams at stockholders representing 32% of our outstanding shares, as a result of which we engaged with teams at stockholders representing 25% of our outstanding shares. We primarily discussed the stockholder proposal that was included in our proxy materials for the 2021 Annual Meeting. In March 2022 and July 2022, we requested meetings with the corporate governance teams at stockholders representing 29% and 27%, respectively, of our outstanding shares, as a result of which we engaged with teams at stockholders representing 14% and 10%, respectively, of our outstanding shares. These discussions included our CEO, CFO, and General Counsel, as well as the Chair of the ESG Committee and, on one occasion, our Chairman. Among the topics discussed were opportunities to improve our public disclosures related to topics of importance to our stakeholders, workforce diversity, and risk oversight.

12 I 2022 Proxy Statement

Board and Governance Matters

In response to direct feedback we received from many of our largest investors, we have expanded our public disclosures both in SEC-filed documents and through the publication of other relevant documents.

Environmental Factsheet. In November 2021, we published our first Environmental Factsheet, which, among other things, highlighted our commitment to responsible environmental practices, described our approach to environmental management, and listed a number of environmental impact highlights.

Firearm Market Factsheet.  In June 2022, we published our first Firearm Market Factsheet, which was intended to increase transparency around our business practices by, among other things, describing our go-to-market approach to both domestic and international sales and highlighting our commitment to promoting responsible firearm ownership.

Copies of the Environmental Factsheet and the Firearm Market Factsheet are available on our website, www.smith-wesson.com. The information on our website is not part of this Proxy Statement.

In addition to engaging with our largest investors, we have devoted significant resources engaging with the proponent for Proposal #5.  We spoke directly to the proponent on four separate occasions since the 2021 Annual Meeting: in December 2021, January 2022, April 2022, and July 2022.  Each time, the discussions were conducted in a respectful manner and we came away with a better understanding of the proponent’s positions regarding gun control generally and the proposal specifically.

Governance Spotlight Since the 2021 Annual Meeting, we have spoken directly with the proponent for Proposal #5 four times in order to better understand the proponent’s views and objectives.

ADDITIONAL GOVERNANCE MATTERS

Corporate Political Contributions and Expenditures

We have a policy to post on our website each fiscal year an annual report disclosing all political contributions or expenditures in the United States that are not deductible as “ordinary and necessary” business expenses under Section 162(e) of the Internal Revenue Code in excess of $50,000. Non-deductible amounts generally include contributions to or expenditures in support of or opposition to political candidates, political parties, or political committees.

Director and Officer Derivative Trading and Hedging

We have a policy prohibiting our directors and officers, including our executive officers, and any family member residing in the same household, from engaging in derivatives trading and hedging involving our securities or pledging or margining our common stock.

Whistleblower Policy

We have a policy covering the policies and procedures for (i) the receipt, retention, and treatment of complaints that we receive regarding accounting, internal controls, or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Stewardship Policy

We have a policy, pursuant to which, in order to meet our objective of being a good corporate steward, we will consider, among other things, our responsibilities with respect to employee, safety, and governance risks, including the risks caused by the unlawful or improper use of firearms.

Communicating with the Board

You may communicate with the Board or specific directors, including our independent directors and the members of our board committees, by submitting a letter addressed to the Board of Directors of Smith & Wesson Brands, Inc., c/o any specified individual director or directors, at our principal executive offices.

2022 Proxy Statement I 13

Board and Governance Matters

Clawback Policy

We maintain a compensation recovery, or clawback policy.  See “Compensation Matters – Compensation Discussion and Analysis – Administration – Clawback Policy” for more information.

Certain Relationships

Unless delegated to the Compensation Committee by the Board, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board, or approve, any contracts or other transactions with any of our current or former executive officers, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, our policies, and the Nasdaq listing standards. As appropriate, the disinterested directors of the applicable committees of the Board will consult with our legal counsel or internal auditor. There was no transaction during fiscal 2022, and there are no currently proposed transactions, in which we were or are to be a participant in which an executive officer, director, director nominee, a beneficial owner of 5% or more of our common stock, or any immediate family members of such persons had or will have a direct material interest.

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with us.

DIRECTOR COMPENSATION

The Compensation Committee, with advice from its independent compensation consultant, determines, or recommends to the Board for determination, the compensation of our directors. We pay each non-employee director an annual retainer in the amount of $70,000. We also pay additional sums to our Chairman, Vice Chairman, Chairs of our committees, and members of our committees as follows:

Chairman	$62,500	(1)
Vice Chairman	$23,000
Chair, Audit Committee	$25,000
Chair, Compensation Committee	$25,000
Chair, NCG Committee	$25,000
Chair, ESG Committee	$25,000
Non-Chair Audit Committee Members	$8,000
Non-Chair Compensation Committee Members	$5,000
Non-Chair NCG Committee Members	$5,000
Non-Chair ESG Committee Members	$5,000

(1)	Effective October 1, 2021, the fee for the Chairman was increased from $55,000 to $62,500.

In addition, each member of the Audit Committee receives an additional $1,500 per Audit Committee meeting attended in excess of seven meetings per year; each member of the Compensation Committee receives an additional $1,500 per Compensation Committee meeting attended in excess of six meetings per year; each member of the NCG Committee receives an additional $1,500 per NCG Committee meeting attended in excess of four meetings per year; and each member of the ESG Committee receives an additional $1,500 per ESG Committee meeting attended in excess of four meetings per year. We also reimburse each director for travel and related expenses incurred in connection with attending Board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

14 I 2022 Proxy Statement

Board and Governance Matters

Each non-employee director receives a stock-based grant to acquire shares of our common stock on the date of his or her first appointment or election to the Board.  Each non-employee director also receives a stock-based grant at the meeting of the Board held immediately following our annual meeting of stockholders for that year. Stock-based grants were in the form of restricted stock units (“RSUs”) for 4,570 shares of common stock in fiscal 2022. Mssrs. Diaz and Suggs each received 5,356 shares of common stock in fiscal 2022 upon joining the Board. The RSUs vest one-twelfth each month.

The following table sets forth the compensation paid by us to each non-employee director for fiscal 2022. Mr. Smith did not receive any compensation for service on the Board.

	Fees Earned
	or Paid in	Stock	All Other
Name (1)	Cash (2)	Awards (3)	Compensation		Total

Anita D. Britt	$104,167	$99,992	$2,895	(6)	$207,054
Fred M. Diaz	$78,333	$199,988	$10,442	(6)	$288,763
John B. Furman	$118,500	$99,992	$—		$218,492
Michael F. Golden	$113,833	$99,992	$—		$213,825
Barry M. Monheit	$110,500	$99,992	$884	(4)	$211,376
Robert L. Scott	$152,875	$99,992	$11,410	(5)	$264,277
Mark P. Smith	$—	$—	$—		$—
Denis G. Suggs	$80,833	$199,988	$3,189	(4)	$284,010

(1)

As of April 30, 2022, each of the non-employee directors had the following number of stock awards outstanding, which represent undelivered shares underlying vested RSUs: Mr. Monheit 5,665; Mr. Scott 5,665; Ms. Britt 2,665; Mr. Furman 2,665; Mr. Golden 2,665; Mr. Diaz 7,574; and Mr. Suggs 7,574. As of April 30, 2022, there were no stock options outstanding for the directors.

(2)	All fees were paid in cash.
(3)

The amounts shown in this column represent the grant date fair value for stock awards granted to the directors calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the grant date fair value of these awards are set forth in Note 13 to our consolidated financial statements, which are included in the Form 10-K.

(4)	Consists of costs for certain products provided without cost.
(5)	Consists of reimbursement of medical coverage costs.
(6)	Consists of costs for certain products provided without cost and spousal travel.

We maintain stock ownership guidelines for our directors and executive officers. See “Compensation Matters — Administration — Stock Ownership and Retention Requirements.”

2022 Proxy Statement I 15

COMPENSATION MATTERS

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I voting on? The Board is asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement

Voting Recommendation: FOR the proposal

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

Pursuant to SEC rules, our stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. We have received high levels of support from our stockholders on advisory votes to approve executive compensation.

Recent Support for Say-on-Pay Proposal
2020: 93%	2021: 97%

As described in the Compensation Discussion and Analysis section, we believe our compensation policies and procedures are competitive, focused on pay-for-performance principles, and aligned with the long-term interests of our stockholders. Our executive compensation philosophy is to pay base salaries to our executive officers at levels that, in the context of unfavorable industry factors beyond the control of management, enable us to attract, motivate, and retain highly qualified executives. Our executive compensation program is designed to link annual performance-based cash incentive compensation to the achievement of pre-established performance objectives, based primarily on our financial results and achievement of other corporate goals.

We believe our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our NEOs, as well as the compensation philosophy, policies, and practices described in this Proxy Statement. Our stockholders may vote for or against, or to abstain from voting on, the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, executive compensation tables, and narrative discussion set forth in this Proxy Statement.

This advisory vote will not be binding on the Board. The Compensation Committee will, however, take the outcome of the vote into account when considering future executive compensation decisions. We provide our stockholders with this advisory vote on an annual basis and expect that the next such vote will occur at the 2023 Annual Meeting.

16 I 2022 Proxy Statement

Compensation Matters

PROPOSAL THREE – APPROVAL OF OUR 2022 INCENTIVE STOCK PLAN
What am I voting on? The Board is asking our stockholders to approve the Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan
Voting Recommendation: FOR the proposal

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal Broker Discretionary Voting Allowed? No – broker non-votes have no effect Abstentions: No effect

The Board is asking our stockholders to approve the Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan (the “2022 LTI Plan”). The Board believes the 2022 LTI Plan will advance our long-term success by encouraging stock ownership among award recipients and further aligning the interests of award recipients with those of our stockholders.

BACKGROUND

Our stockholders previously approved the Smith & Wesson Holding Corporation 2013 Incentive Stock Plan (the “2013 LTI Plan”).  On July 12, 2022, the Board adopted the 2022 LTI Plan, subject to stockholder approval. The 2022 LTI Plan is intended to be used to make future awards that were previously made under the 2013 LTI Plan, modernize our incentive award grant practices, and set forth the principles our stockholders expect us to adhere to in designing and administering compensation programs.

If approved, the 2022 LTI Plan will become effective upon stockholder approval. No further awards will be made under the 2013 LTI Plan after the 2022 LTI Plan’s effective date. If our stockholders do not approve the 2022 LTI Plan, the 2013 LTI Plan will continue in its current state. However, the 2013 LTI Plan will expire in 2023, and we will lose a key tool we use to hire, retain, and motivate high-quality personnel.

Our recent annual use of equity has been well below industry guidelines published by ISS. From fiscal 2020 through fiscal 2022, our average gross burn rate (awards granted divided by shares outstanding) was approximately 1% per year. We are requesting an additional 1,000,000 shares be added under the 2022 LTI Plan, representing incremental potential dilution of 2.1% over the 10-year duration of the 2022 LTI Plan.

KEY FEATURES

•

Awards subject to maximum limits. The 2022 LTI Plan provides maximum limits on the number of shares of common stock subject to awards that can be granted to any employee or director during any fiscal year under the 2022 LTI Plan.

•

No payouts of dividends until underlying award vests. The 2022 LTI Plan prohibits the payout of dividends with respect to shares of common stock subject to any awards granted thereunder prior to the vesting (and delivery) of the underlying award.

•	Awards subject to clawback. Awards under the 2022 LTI Plan will be subject to recoupment under certain circumstances.
•

Double-trigger vesting upon a change in control. Subject to the applicable award agreement, if awards granted under the 2022 LTI Plan are assumed by an acquirer in connection with a change in control, they will not automatically vest or pay out solely on consummation of the change in control.

•	No repricing of options or stock appreciation rights (“SARs”). Stockholder approval will be required to reprice options or SARs with an exercise price that is less than the original exercise price.
•	No discount options or SARs. The 2022 LTI Plan prohibits the grant of options or SARs with an exercise price that is less than fair market value of a share of common stock as of the grant date.

2022 Proxy Statement I 17

Compensation Matters

POTENTIAL COMPENSATION SHARE NEEDS

In considering the appropriate number of shares of common stock to request under the 2022 LTI Plan, we reviewed our historical grant practices, our anticipated share needs with respect to future awards, our expectations for business growth, and our desire to have sufficient shares to make grants to prospective and current employees and non-employee directors for the next several years. We also considered equity overhang (the percentage of shares of our common stock subject to stock-based compensation grants, which was approximately 2.6% at April 30, 2022), our historical gross burn rate (awards granted divided by shares outstanding, which was approximately 1% for each year during the past three fiscal years), and our desire to limit the dilutive impact to our stockholders.

The table below shows the total potential equity awards that may be made under the 2022 LTI Plan, together with outstanding unvested awards.

Share Allocation and Potential Dilution
Common Stock outstanding as of record date	45,763,388
Maximum requested shares under the 2022 LTI Plan	1,000,000
Shares available for future grants under the 2013 LTI Plan as of April 30, 2022	3,969,345
Number of full value awards outstanding (RS/RSU/PSU)	628,790 (1)
Number of appreciation awards outstanding (Options/SARs)	—
The weighted average exercise price on outstanding appreciation awards	—
The weighted average term to expiration on outstanding appreciation awards	—
Total potential dilution	5,598,135
12.2%

(1)	Includes PSUs at target.

SUMMARY OF 2022 LTI PLAN

The 2022 LTI Plan was adopted by the Board on July 12, 2022. The following summary of the 2022 LTI Plan is qualified in its entirety by reference to the full text of the 2022 LTI Plan. See Appendix A.

Administration and Eligibility

The 2022 LTI Plan is to be administered by the Compensation Committee. The Compensation Committee is authorized to select eligible persons to receive awards, grant awards, determine the type, number, and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements, and the rules and regulations for the administration of the 2022 LTI Plan, construe and interpret the 2022 LTI Plan and award agreements, correct defects, supply omissions, or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2022 LTI Plan. The Committee may delegate the performance of certain functions under the 2022 LTI Plan to members of the Board, our officers, or managers, among others.

As of the record date, approximately 170 officers, directors, employees, and consultants were eligible to participate in the 2022 LTI Plan.

18 I 2022 Proxy Statement

Compensation Matters

Award Types

Under the 2022 LTI Plan, the Compensation Committee may grant:

•	stock options, including incentive stock options intended to qualify for special tax treatment under Section 422 of the Tax Code, as well as nonqualified stock options,
•	SARs, in tandem with stock options or freestanding,
•	stock, which could or could not be subject to issuance or forfeiture conditions,
•	stock units, which could or could not be subject to forfeiture conditions, and
•	cash bonus incentives.

The Compensation Committee is authorized to grant (i) shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards authorized under the 2022 LTI Plan in lieu of our obligations to pay cash under the 2022 LTI Plan or other plans or compensatory arrangements and (ii) awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Compensation Committee determines the terms and conditions of such awards.

Shares Available for Issuance

The number of shares of common stock available for issuance under the 2022 LTI Plan on or after its effective date is 1,000,000 shares, plus any shares that are reserved and remain available for grant and delivery under the 2013 LTI Plan as of the date the 2022 LTI Plan is effective. Any shares that are subject to an award under the 2022 LTI Plan will be counted against this limit as one share for every one share granted.

If any shares subject to (i) any award under the 2022 LTI Plan, or after the effective date of the 2022 LTI Plan, shares subject to any awards granted under the 2013 LTI Plan, are forfeited, expire, or otherwise terminate without issuance of such shares, or (ii) any award under the 2022 LTI Plan, or after the effective date of the 2022 LTI Plan, shares subject to any award granted under the 2013 LTI Plan, that could have been settled with shares is settled for cash or otherwise does not result in the issuance of all or a portion of the shares, the shares to which those awards were subject, will, to the extent of such forfeiture, expiration, termination, cash settlement, or non-issuance, again be available for delivery with respect to awards under the 2022 LTI Plan.  Any share that again becomes available for delivery pursuant to the provisions described above will be added back as one share.

To the extent any shares subject to an award are tendered and/or withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will not be available again for grant under the 2022 LTI Plan.

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution to our stockholders in the nature of a liquidating distribution or a distribution pursuant to a plan of dissolution, the Compensation Committee may make a proportionate adjustment to each outstanding award that the Compensation Committee considers appropriate, and the Compensation Committee has the authority to adjust: (i) the number and kind of securities that may be received in respect of any award under the 2022 LTI Plan; (ii) the number and kind of securities subject to outstanding awards; (iii) the exercise price of outstanding options; and (iv) the fair market value of the common stock and other value determinations applicable to outstanding awards, in each case in a manner that reflects equitably the effects of such event or transaction.

Outstanding awards granted under the 2013 LTI Plan will continue to be governed by the terms of the 2013 LTI Plan, but no awards may be made under the 2013 LTI Plan after the effective date of the 2022 LTI Plan.  Regardless of whether the 2022 LTI Plan is approved, we will retain the ability to grant awards under the 2013 LTI Plan until it has expired in accordance with its terms.

2022 Proxy Statement I 19

Compensation Matters

Award Limits

The 2022 LTI Plan includes the following award limits:

•

in any fiscal year, no participant may be granted (i) stock options and/or SARs with respect to more than 500,000 shares of common stock or (ii) restricted stock and/or other stock-based awards, that may be settled by the issuance of more than 500,000 shares of common stock, in each case, subject to adjustment in certain circumstances.

•

the aggregate fair market value of our common stock on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code) – any excess will be treated as a non-qualified stock option;

•	the maximum number of shares that may be delivered under the 2022 LTI Plan as a result of the exercise of incentive stock options is 1,000,000 shares, subject to certain adjustments; and
•	the aggregate grant date fair value of all awards granted to any continuing outside director during any fiscal year will not exceed $500,000.

The closing price of our common stock on Nasdaq on July 25, 2022 was $13.84 per share.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards, or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish. The Compensation Committee is authorized to place cash, shares of common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2022 LTI Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld to satisfy withholding and other tax obligations.

Awards generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in exchange for other awards under the 2022 LTI Plan, awards under other of our plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards or rights.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards, or otherwise as specified by the Compensation Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

No award may permit the payment of any dividends or dividend equivalents with respect to a share of common stock underlying the award prior to the delivery of the underlying award (or shares underlying the award, if applicable), and then only to the extent in a manner that does not violate the requirements of Section 409A of the Tax Code or other applicable law.

20 I 2022 Proxy Statement

Compensation Matters

Change in Control

In the event of a “change in control” as defined in the 2022 LTI Plan, any restrictions, deferral of settlement, and forfeiture conditions applicable to an award will not lapse, and any performance goals and conditions applicable to an award will not be deemed to have been met, as of the time of the change in control, unless either (i) we are the surviving entity in the change in control and the award does not continue to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (ii) the successor company does not assume or substitute for the applicable award, as determined in accordance with the terms of the 2022 LTI Plan. In the event of a change in control and either, (i) we are the surviving entity in the change in control and the award does not continue to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (ii) the successor company does not assume or substitute for the applicable award, as determined in accordance with the terms of the 2022 LTI Plan, the applicable award agreement may provide that any restrictions, deferral of settlement, and forfeiture conditions applicable to an award will lapse, and any performance goals and conditions applicable to an award shall be deemed to have been met, as of the time of the change in control. If the award continues to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control, or the successor company assumes or substitutes for the applicable award, as determined in accordance with the 2022 LTI Plan, the applicable award agreement may provide that with respect to each award held by such participant at the time of the change in control, in the event a participant’s employment is terminated without “cause” by our company or any related entity or by such successor company or by the participant for “good reason,” as those terms are defined in the 2022 LTI Plan, within 24 months following such change in control, any restrictions, deferral of settlement, and forfeiture conditions applicable to each such award will lapse, and any performance goals and conditions applicable to each such award will be deemed to have been met, as of the date on which the participant’s employment is terminated.

Subject to any limitations contained in the 2022 LTI Plan, including those described above, relating to the vesting of awards in the event of any merger, consolidation, or other reorganization in which we do not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the Compensation Committee may provide for (i) the continuation of the outstanding awards by us, if we are a surviving entity, (ii) the assumption or substitution for outstanding awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2022 LTI Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding awards, or (iv) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards. The foregoing actions may be taken without the consent or agreement of a participant in the 2022 LTI Plan and without any requirement that all such participants be treated consistently.

Clawback of Benefits

We may (i) cause the cancellation of any award, (ii) require reimbursement by a participant of any previously paid award or part of an award, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2022 LTI Plan in accordance with any of our policies that currently exists or that may from time to time be adopted or modified in the future by us in order to comply with the applicable laws or exchange requirements, which we refer to each as a “clawback policy.” By accepting an award, a participant is also agreeing to be bound by any clawback policy that currently exists or may from time to time be adopted or modified in the future to comply with applicable laws or stock exchange requirements. By accepting an award, a participant is further agreeing that all of the participant’s award agreements (and/or awards issued under the 2013 LTI Plan) may be unilaterally amended by us, without the participant’s consent, to the extent required to comply with any clawback policy, adopted or modified, in order to comply with applicable laws or exchange requirements.

Except as otherwise provided in any employment, consulting, or other agreement for the performance of services between the participant and us or a related entity or any severance agreement or plan covering the participant, if the participant, without our consent, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement, as determined by a court of competent jurisdiction, then any outstanding, vested or unvested, earned or unearned portion of the award may, at the Compensation Committee’s discretion, be canceled.

2022 Proxy Statement I 21

Compensation Matters

Amendment and Termination

The Board may amend, alter, suspend, discontinue, or terminate the 2022 LTI Plan or the Compensation Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted; provided that, except as otherwise permitted by the 2022 LTI Plan or an award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding award.

The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the 2022 LTI Plan; provided that, except as otherwise permitted by the 2022 LTI Plan or award agreement, without the consent of an affected participant, no such Compensation Committee or Board action may materially and adversely affect the rights of such participant under the terms of such award.

Life of the Plan

The 2022 LTI Plan will terminate at the earliest of (i) such time as no shares of common stock remain available for issuance, (ii) termination of the 2022 LTI Plan by the Board or (iii) the tenth anniversary of the effective date of the 2022 LTI Plan. Awards outstanding upon expiration of the 2022 LTI Plan will remain in effect until they have been exercised or terminated, or have expired.

United States Federal Income Tax Consequences

The following discussion is a general summary of the principal U.S. federal income tax consequences under U.S. law relating to awards granted to employees under the 2022 LTI Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign income and other tax consequences. The federal income tax law and regulations are frequently amended, and participants should rely on their own tax counsel for advice regarding federal income tax treatment under the 2022 LTI Plan.

Stock Options and SARs. The grant of an option or SAR will create no tax consequences for the participant or us. A participant will generally have no taxable income upon exercise of an incentive stock option, except that the aggregate fair market value of the shares acquired minus the aggregate exercise price will count as “alternative minimum taxable income” which, depending on the facts, could result in the alternative minimum tax applying. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the aggregate fair market value of the shares acquired minus the aggregate exercise price. Upon exercise of a SAR, a participant generally must recognize ordinary income equal to the value of the cash received (generally the difference between the fair market value of the common stock and the base price of the SAR). When disposing of shares acquired by exercise of an incentive stock option before the end of the later of the two-year anniversary of the grant of the option and the one-year anniversary of the exercise of the option (a “disqualifying disposition”), the participant generally must recognize ordinary income equal to the lesser of the aggregate fair market value of the shares at the date of exercise minus the aggregate exercise price or the amount realized upon the disposition of the shares minus the aggregate exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option other than pursuant to a disqualifying disposition) generally will result in a capital gain or loss.

Stock Awards.  Generally, the participant who receives a stock award will recognize ordinary compensation income at the time the shares of our common stock are received equal to the excess, if any, of the fair market value of the shares of common stock received over any amount paid by the participant in exchange for the shares of common stock. If, however, the shares of common stock are not vested when they are received under the 2022 LTI Plan (e.g., if the participant is required to work for a period of time in order to have the right to sell the shares of common stock), the participant generally will not recognize income until the shares of common stock become vested, at which time the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares of common stock

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on the date they become vested over any amount paid by the participant in exchange for the shares of common stock. A participant may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares of our common stock on the date the award is granted over any amount paid by the recipient in exchange for the shares of common stock. The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares of our common stock acquired as awards will be the amount paid for the shares of common stock plus any ordinary income recognized either when the shares of common stock are received or when the shares of common stock become vested. Upon the disposition of any shares of our common stock received as a stock award under the 2022 LTI Plan, the difference between the sales price and the participant’s basis in the shares of common stock will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares of common stock have been held for more the one year from the date as of which he or she would be required to recognize any compensation income. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the participant, provided that amount constitutes an ordinary and necessary business expense for us, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Dividend Equivalents.  Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Other Awards. Other awards under the 2022 LTI Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property underlying such awards, and the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards.

Company Deduction. Except as discussed below, we are generally entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options, SARs, or other awards, but not for amounts the participant recognizes as capital gain. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant does not dispose of the shares in a disqualifying disposition. Our ability to claim a deduction will be contingent on applicable reporting requirements having been met and that the income is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not disallowed by reason of the $1 million limitation on certain executive compensation under Section 162(m) of the Tax Code.

Section 162(m) Limitation.  Section 162(m) of the Tax Code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation, for this purpose, includes taxable income attributable to awards granted under the 2022 LTI Plan and, therefore, some awards may not be fully deductible by us under Section 162(m) of the Tax Code.

Section 409A. Section 409A of the Tax Code provides special tax rules applicable to certain compensation arrangements that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional 20% penalty tax. The 2022 LTI Plan and awards thereunder are generally intended to be designed and administered so that any awards that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.

Plan Benefits

All future awards to directors, executive officers, and employees will be made at the discretion of the Compensation Committee or the Board. Therefore, we cannot determine future benefits under the 2022 LTI Plan at this time. Information regarding our recent practices with respect to equity-based compensation under our 2013 LTI Plan is presented elsewhere in this Proxy Statement and in the Form 10-K.

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Compensation Matters

COMPENSATION DISCUSSION AND ANALysis

EXECUTIVE SUMMARY

Named Executive Officers

This section describes our executive compensation program, outlines the core principles behind that program, and reviews the actions taken by the Compensation Committee concerning the fiscal 2022 compensation of the following named executive officers (“NEOs”):

Name	Title
Mark P. Smith	President and CEO
Deana L. McPherson	Executive Vice President, CFO, Treasurer, and Assistant Secretary
Kevin A. Maxwell (1)	Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary
Susan J. Cupero	Vice President, Sales
Robert J. Cicero (2)	Former Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

(1)	Mr. Maxwell joined us on November 8, 2021.
(2)	Mr. Cicero retired from his executive positions with us on August 1, 2021 and left us on September 10, 2021.

Program Emphasis

Our executive compensation program emphasizes our pay-for-performance philosophy and is designed to help us attract, motivate, and retain highly qualified executives.

Compensation Governance and Practices

Our executive compensation program demonstrates our ongoing commitment to good corporate governance practices and aligns our executive officers’ interests with those of our stockholders.

Risk Mitigation	Program Features

• Clawback policy • Stock ownership guidelines • Derivatives trading and hedging policy • Annual review of compensation plans and policies includes risk assessment

•  Annual “say on pay” advisory vote

•  Independent compensation consultant

•  Double trigger vesting acceleration in the event of

a change-in-control

•  No tax gross ups in connection with severance or

change-in control payments

Say-on-Pay Results

At the 2021 Annual Meeting, 97% of the votes cast were in favor of the advisory vote to approve executive compensation. We have received high levels of support from our stockholders on advisory votes to approve executive compensation.

Recent Support for Say-on-Pay Proposal
2020: 93%	2021: 97%

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Summary of Fiscal 2022 Compensation Program

The following highlights aspects of our fiscal 2022 compensation program:

•

Base Salary — Consistent with past practice, in April 2021 the Compensation Committee, with advice from its independent compensation consultant, reviewed the base salaries of our executive officers and compared them with peer group and broad market data. The Compensation Committee adjusted base salary levels to more closely align with comparable positions at our peer group, to reflect additional experience and responsibilities of our CEO and CFO, and to take into account cost-of-living factors.

•

Annual Cash Incentive Bonuses — Our executive annual cash incentive program for fiscal 2022 continued to focus on the achievement of objective annual financial goals; specifically, Net Sales and Adjusted EBITDAS. NEO annual target cash incentive compensation as a percentage of base salary was 100% in the case of our CEO, 70% in the case of our CFO, and 65% for our other NEOs. When setting the financial performance goals at the beginning of fiscal 2022, the Compensation Committee considered the difficult and unpredictable environment for our business, and the relative lack of control that our management has over external, social, political, health, and economic factors that impact us. In accordance with our pay-for-performance philosophy, Mr. Smith, Ms. McPherson, and Ms. Cupero each was awarded a cash incentive bonus payout at 92.7% based on our financial performance and the achievement of the prior established targets. Mr. Maxwell was awarded 28.7% based on his prorated term with us during the fiscal year. Mr. Cicero was not awarded a cash incentive bonus, as he left us prior to the end of fiscal 2022.

•

Long-Term Incentive Compensation — Consistent with past practice, the Compensation Committee granted stock-based awards to our executive officers in fiscal 2022, consisting of a mix of RSUs and performance-based restricted stock units (“PSUs”). The RSUs vest one-fourth following each of the first, second, third, and fourth anniversaries of the grant date. The number of shares of common stock, if any, to be delivered under PSUs depends on the relative performance of our common stock compared with the performance of the Russell 2000 Index (the “RUT”), with a target payout requiring our performance to be higher than the RUT over a three-year period.

Factors Affecting Fiscal 2022 Compensation

Historically, the firearm industry has been very cyclical, with past expansions and contractions driven, in large part, by unpredictable political, economic, social, legislative, and regulatory factors beyond the control of industry participants and their management teams. For example, we experienced historic levels of demand for our products in parts of fiscal 2021 and fiscal 2022, in part, as a result of the impact of COVID-19 and the social unrest experienced in the United States during the summer of 2020. Since then, demand for our products has begun to return to more normalized levels, which adversely impacted our year-over-year financial and operating results in fiscal 2022. Despite tough comparisons, we achieved a number of significant accomplishments in fiscal 2022 that demonstrated progress toward our objective of being the undisputed market leader in the firearm industry.

EXECUTIVE COMPENSATION PROGRAM OVERVIEW

Philosophy and Objectives

Our executive compensation philosophy is to pay base salaries to our executive officers at levels that, in the context of unfavorable industry factors beyond the control of management, enable us to attract, motivate, and retain highly qualified executives. In addition, our executive compensation program is designed to link annual performance-based cash incentive compensation to the achievement of pre-established performance objectives, based primarily on our financial results. Similarly, our executive compensation program is designed so that stock-based compensation focuses our executive officers’ efforts on increasing stockholder value by aligning their economic interests with those of our stockholders. To that end, we generally intend for stock-based compensation to result in more limited or no rewards if the market price of our common stock does not appreciate or does not appreciate in an amount equal to or above certain levels, but may provide substantial rewards to our executive officers (as well as to our stockholders in general) if our common stock appreciates or appreciates in an amount equal to or above certain levels.

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Compensation Matters

Total compensation levels for our executive officers reflect corporate positions, responsibilities, and the achievement of performance objectives. As a result of our “pay-for-performance” philosophy, compensation levels may vary significantly from year-to-year and among our executive officers.

We believe that the average compensation levels for our executives, including our NEOs, align with our “pay-for-performance” philosophy and have been consistent with our performance.

Goals

Our executive compensation program’s objectives include the following:

•	Attracting, motivating, and retaining highly qualified executives, especially in the context of challenging business conditions.
•	Reflecting our culture and approach to total rewards, which include health and welfare benefits, a safe work environment, and professional development opportunities.
•	Reflecting our “pay-for-performance” philosophy.
•	Providing a rational and consistent approach to compensation that is understood by senior leadership.
•	Aligning compensation with our interests, as well as those of our stockholders.
•	Recognizing corporate stewardship and fiscal responsibility.

ADMINISTRATION

The Board has appointed a Compensation Committee, consisting exclusively of independent directors.  The charter of the Compensation Committee authorizes the Compensation Committee to determine and approve, or to make recommendations to the Board with respect to, the compensation of our CEO and other executive officers.  The Board has authorized the Compensation Committee to make all decisions with respect to executive compensation.  Among other things, the Compensation Committee is authorized to determine and approve the base salary of our CEO and other executive officers.  Additionally, the Compensation Committee establishes annual cash and stock-based incentive compensation programs for our CEO and other executive officers and provides our executives with variable compensation opportunities, a majority of which is based on the achievement of key operating measures determined at the beginning of the fiscal year. Once the Compensation Committee determines key operating measures for the upcoming fiscal year, the measures generally are not subject to material changes during the fiscal year.  The Compensation Committee, with advice from its independent compensation consultant, also determines the compensation of our directors.

Role of the Compensation Committee and our CEO

The Compensation Committee determines the compensation of our executive officers, including our CEO, at least annually in light of the goals and objectives of that fiscal year’s compensation program.  Together with our CEO, the Compensation Committee annually assesses the performance of our other executive officers. After receiving recommendations from our CEO, the Compensation Committee, with input from its independent compensation consultant, determines the compensation of our other executive officers.

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In determining executive officer compensation levels, the Compensation Committee periodically reviews compensation levels of executives of companies deemed to be generally similar to ours based on their size, industry, and competitive factors. The Compensation Committee uses this peer group information, as well as published executive compensation survey data from a broader group of companies with similar revenue to ours, as points of reference; however, the Compensation Committee does not benchmark or target our compensation levels to a specific percentile against this competitive information.

At the invitation of the Compensation Committee, our CEO may attend portions of Compensation Committee meetings, except those at which his compensation is discussed or determined. This enables the Compensation Committee to review with our CEO the goals that the CEO regards as important to achieving our success and to receive our CEO’s assessment of the performance of, and goals for, our other executive officers. However, the Compensation Committee, with the assistance of its independent compensation consultant, rather than our CEO, determines goals, targets, and compensation for our other executives.

Role of the Independent Compensation Consultant

The Compensation Committee has sole discretion to retain a compensation consultant and is directly responsible for the appointment, compensation, and oversight of the work of the compensation consultant. The Compensation Committee retains a compensation consultant to assist in setting the design and goals of the executive compensation program, to review trends in executive compensation, to identify relevant peer companies, and to conduct an assessment and analysis of executive market compensation.  The compensation consultant reports directly to the Compensation Committee.

Compensia, Inc. served as the Compensation Committee’s independent compensation consultant for fiscal 2022. For fiscal 2022, the compensation consultant identified for the Compensation Committee peer group companies, provided an assessment and analysis of those companies, determined the positioning of each executive officer’s compensation by element among the peer companies and the survey data, developed recommendations and guidelines for the structure of our executive compensation program, reviewed the overall compensation package, and advised the Compensation Committee regarding the appropriateness of our executive compensation program. In addressing Compensia’s independence in light of applicable SEC rules and Nasdaq standards, the Compensation Committee considered relevant factors and concluded that Compensia is independent and the engagement would not raise any conflicts of interest under the applicable rules and standards.

Peer Group for Fiscal 2022

The Compensation Committee’s independent compensation consultant identified for the Compensation Committee a peer group for fiscal 2022. In selecting peer companies for the Compensation Committee’s final review, the consultant identified companies deemed generally relevant to us with a focus on those involved in durables and apparel and consumer products companies, especially those with high dollar value products. The consultant then supplemented the list with companies involved in manufacturing.  Within these industries, the consultant used a “rules-based” approach to select companies based on similar financial characteristics; specifically, it targeted companies with revenue from approximately $500 million to $2 billion and a market capitalization from approximately $300 million to $3 billion.

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Compensation Matters

Fiscal 2022 Peer Group
Callaway Golf Company	Movado Group, Inc.
Ethan Allen Interiors, Inc.	National Presto Industries, Inc.
Go Pro, Inc.	NN, Inc.
Haverty Furniture Companies, Inc.	Standard Motor Products
Hooker Furniture Corporation	Standex International Corporation
iRobot Corporation	Stoneridge, Inc.
Johnson Outdoors Inc.	Sturm, Ruger & Company, Inc.
Malibu Boats, Inc.	Universal Electronics Inc.
MarineMax, Inc.	Vista Outdoor Inc.
MasterCraft Boat Holdings, Inc.	Wolverine World Wide, Inc.
Motorcar Parts of America, Inc.

COMPENSATION ELEMENTS

Our executive compensation program consists primarily of base salary, annual performance-based cash incentive compensation opportunities, stock-based compensation, and severance benefits, together with health and welfare benefits generally available to most employees and our other executives, and limited perquisites. The Compensation Committee considers each element of compensation individually and collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation for our executive officers.

Our fiscal 2022 executive compensation program included the following direct compensation components: base salary, annual performance-based cash incentives, and stock-based compensation.

Factors	Base Salary	Annual Performance -Based Cash Incentive	PSUs	RSUs
Form of Compensation	Cash		Equity
	Fixed	Performance-Based	Performance-Based	Time-Based
Performance Timing	Short-Term Emphasis		Long-Term Emphasis
Measurement Period	Annual and Ongoing	1 year	Vests 25% each year over 4-year period	Vests at end of 3-year period
Key Performance Metrics Applicable	—	Net Sales; EBITDAS	Relative TSR	Stock Price
Determination of Performance-Based Payouts	—	Formulaic	Formulaic	—

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Base Salaries

Base salaries are designed to provide competitive levels of compensation to our executives based on their position, responsibilities, skills, experience, performance, and contributions. The Compensation Committee also considers individual performance and contributions, future potential, competitive salary levels for comparable positions at other companies, salary levels relative to other internal positions, corporate needs, and the advice of its independent compensation consultant. The Compensation Committee’s evaluation of these factors is subjective, and it does not assign a particular weight to any one factor.

Given the high-profile nature of our industry, it has become increasingly difficult to attract, motivate, and retain highly qualified individuals willing to be associated with us and our industry. The Compensation Committee has become increasingly aware of the impact this factor has had not only on existing and potential future employees, but also the pressures this factor places on the families of these individuals.

Fiscal 2022 Base Salaries.  The Compensation Committee generally sets base salaries for our executive officers at the beginning of the fiscal year. Based on an evaluation of the factors listed above, the Compensation Committee’s desire to reward and retain our executive officers, the general industry range for base salary increases, and the competitiveness of our base salaries as measured against the peer and market data, the Compensation Committee set our NEOs’ annual base salaries for fiscal 2022 as follows:

Name and Position	Annualized Fiscal 2021 Base Salary		Annualized Fiscal 2022 Base Salary		Percentage Change
Mark P. Smith	$500,000		$700,000	(1)	40%
Deana L. McPherson	$365,000		$400,000	(2)	9.6%
Kevin A. Maxwell	$—	(3)	$340,000		n/a
Susan J. Cupero	$275,000		$300,000	(4)	9.1%
Robert J. Cicero	$357,414		$375,000	(5)	4.9%

(1)	The increase took into account peer company comparisons, the added responsibility of being the sole CEO following the Separation, and additional experience in the position.
(2)	The increase took into account peer company comparisons and the CFO’s successful succession to her role.
(3)	Mr. Maxwell joined us during fiscal 2022.
(4)	The increase took into account peer company comparisons.
(5)

The increase took into account additional efforts required in connection with transitioning roles related to an impending retirement – Mr. Cicero retired from his executive positions with us on August 1, 2021.

Annual Performance-Based Cash Incentive Compensation

Annual performance-based cash incentive compensation is designed to motivate our executives and reward the achievement of specific performance goals that support our business strategy.  In designing the cash incentive compensation plan for any particular year or period, the Compensation Committee establishes performance objectives, based primarily on our financial results and the achievement of other corporate goals. In limited cases, the Compensation Committee may consider individual objectives, responsibilities, and performance in determining the amounts payable, but it did not do so in fiscal 2022.

The Compensation Committee determines the target annual compensation opportunities for our executive officers, with these opportunities being subject to change from year to year based on its periodic review of economic, industry, and competitive data; changes in individual responsibilities; and our overall compensation philosophy. The Compensation Committee confirms, with its independent compensation consultant and our independent audit firm, the achievement of the objectives and approves the payment, if any, of annual cash incentive compensation in the first quarter of the following fiscal year.

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Compensation Matters

Fiscal 2022 Executive Annual Cash Incentive Program. In April 2021, the Compensation Committee established the 2022 Executive Annual Bonus Plan, a performance-based cash incentive compensation plan for our executives, including our NEOs (the “2022 Bonus Plan”). The 2022 Bonus Plan provided each participant an opportunity to earn cash incentive compensation based on attaining pre-established objective financial performance metrics and, from time to time, individual performance goals. Each participant was assigned an incentive bonus opportunity expressed as a percentage of base pay and objective financial performance metrics were established with varying weightings totaling 100%. For each metric, threshold, budget, target, and maximum performance levels were set. Final cash incentive compensation was calculated by multiplying each participant’s target percentage by the weighted average percentage calculated for each metric. Cash incentive compensation could not exceed 200% of a participant’s target bonus opportunity, and eligibility for payment of any award was subject to the participant continuing to be employed by us through the end of the fiscal year.

Fiscal 2022 Performance Metrics.  For fiscal 2022, the Compensation Committee established Net Sales and Adjusted EBITDAS as the performance metrics for our executives, with a weighting of 40% for Net Sales and 60% for Adjusted EBITDAS.  Adjusted EBITDAS also served as the threshold for which the failure to achieve this performance metric would result in no bonus payments regardless of the achievement of the other performance metric.

The target award percentages for fiscal 2022 as a percentage of base pay were 100% for Mr. Smith, 70% for Ms. McPherson, and 65% for Messrs. Maxwell and Cicero and Ms. Cupero. There were no individual performance goals for fiscal 2022.

For these purposes, “Adjusted EBITDAS” means our net income as reported in the Form 10-K adding back interest, taxes, depreciation, amortization, non-cash stock compensation expense and any nonrecurring expenses as determined by the Compensation Committee as set forth in the 2022 Bonus Plan or at any time thereafter. For fiscal 2022, the Compensation Committee determined to include the following nonrecurring expenses: (i) accelerated expenses related to the refinance of our Credit Facility; (ii) fair value inventory step-up and backlog expense; (iii) all acquisition or merger related expenses associated with negotiating, conducting diligence, and closing for any acquired company or merger; (iv) any costs related to the spin-off of the Outdoor Products & Accessories division; (v) changes in contingent consideration; (vi) impairment charges for goodwill, tangible, or intangible assets; (vii) costs incurred relating to shareholder activism; (viii) any gain or loss incurred on a sale or disposal of a product line, which sale or disposal is approved by the Board; (ix) costs directly related to inventory that cannot be sold or otherwise used, which unsaleable or unusable inventory is the result of a change in Federal firearms law; (x) any costs/impact related to the implementation of any new accounting pronouncements that become effective during the fiscal year; and (xi) any costs associated with the relocation of operations to Maryville, TN, including but not limited to severance, relocation, recruiting, construction, and duplication of costs. To the extent practicable, each amount was calculated based upon the numbers used in the audited financial statements and, if possible, in the same amount as reported in the Form 10-K.

The financial performance metrics established under the 2022 Bonus Plan were as follows:

Performance Metrics	Target Performance (in 000's)	Potential Maximum Payout of Target Bonus	Performance Required to Earn Maximum Payout (as a % of Target Performance)
Net Sales	$1,059,195	200.0%	115.0%
Adjusted EBITDAS	$366,632	200.0%	115.0%

The failure to reach the threshold metric of at least $217,638,000, or 59.4% of target, for the Adjusted EBITDAS metric would result in no bonus payments regardless of the achievement of the Net Sales metric.

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In fiscal 2022, Net Sales and Adjusted EBITDAS, for purposes of compensation, were $864.0 million and $299.6 million, respectively, compared with $1.1 billion and $366.6 million, respectively, in fiscal 2021. We experienced historic levels of demand for our products in parts of fiscal 2021 and fiscal 2022, in part because of the impact of COVID-19 and the social unrest experienced in the U.S. during the summer of 2020.  Since then, and particularly in the second half of fiscal 2022, demand for our products has begun to return to more normalized levels, which adversely impacted our year-over-year financial and operating results in fiscal 2022. Despite tough comparisons, we achieved a number of significant accomplishments in fiscal 2022 that demonstrated progress toward our objective of being the undisputed market leader in the firearm industry.

The table below sets forth for each NEO the annual fiscal 2022 base salary, the target bonus percentage, the annualized target cash bonus opportunity, and the actual bonus paid for fiscal 2022 reflected as a percentage of target bonus opportunity and in cash:

Name	Annual Fiscal 2022 Base Salary	Target Bonus Percentage	Annualized Target Cash Bonus Opportunity	Actual Bonus paid for Fiscal 2022 (as a % of Target Bonus Opportunity	Actual Bonus Paid for Fiscal 2022
Mark P. Smith	$700,000	100%	$700,000	92.7%	$648,895
Deana L. McPherson	$400,000	70%	$280,000	92.7%	$259,558
Kevin A. Maxwell (1)	$340,000	65%	$221,000	28.7%	$97,662
Susan J. Cupero	$300,000	65%	$195,000	92.7%	$180,764
Robert J. Cicero (2)	$375,000	65%	$243,000	—	$—

(1)	Mr. Maxwell received a pro rata bonus reflecting his start date (November 8, 2021) with us.
(2)	Mr. Cicero did not receive a bonus because he was not employed by us at the end of the fiscal year.

Stock-Based Compensation

Our stock-based compensation is equity based and includes both RSUs and PSUs. We believe stock-based compensation is critical in aligning our executives’ and stockholders’ interests. Together, we believe that these incentives focus our executives on making decisions that will benefit our stockholders.

The Compensation Committee believes in tying executive rewards directly to our long-term success and focusing our executives’ efforts on increasing stockholder value by aligning their interests with those of our stockholders. To that end, our stock-based compensation generally is intended to result in more limited rewards if the price of our common stock does not appreciate or does not appreciate above certain levels, but may provide substantial rewards if our common stock appreciates above certain levels. Our stock-based compensation also enables our executives to earn and maintain a significant stock ownership position in us. The amount of stock-based compensation granted takes into account our performance; the grant date value of awards; previous grants to an executive officer; an executive officer’s position; the performance, contributions, skills, experience, and responsibilities of the executive officer; the cost to us; the executive officer’s total compensation in relation to peers at our peer companies; and other factors that the Compensation Committee deems necessary or appropriate from time to time, including retention, overhang, and burn rate.

The Compensation Committee generally sets the vesting schedule for RSUs over multiple year periods to encourage executive retention. The Compensation Committee generally establishes multi-year performance requirements for the earning of PSUs to reward long-term Company performance. PSUs are earned only if the relative performance of our common stock achieves the then-applicable pre-established metric compared with the RUT’s performance. In addition, we generally maintain a value cap on PSUs.

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Given the high-profile nature of our industry, it has become increasingly difficult to attract, motivate, and retain highly qualified individuals willing to be associated with us and our industry.  The Compensation Committee continues to recognize the importance of long-term incentive stock-based compensation as a factor in executive compensation.

Timing of Stock-Based Awards.  The Compensation Committee sets the value of RSUs and PSUs at the fair market value of our common stock, which is the closing price of our common stock on Nasdaq on the effective date of grant. The Compensation Committee generally grants stock-based compensation to our executive officers annually within the same time frame each year. In the case of new hires, grant prices generally are determined by the closing price of our common stock on the 15th day of the month following the date on which the employee reports for service. The Compensation Committee authorizes our CEO to grant stock-based compensation to employees who are not executive officers, subject to limitations on the amount and an obligation to subsequently report the grant activity to the Compensation Committee.

Fiscal 2022 Stock-Based Compensation.  During fiscal 2022, grants of annual stock-based compensation to our NEOs consisted of RSUs and PSUs, with a weighting of 40% for RSUs and 60% for PSUs.  In determining the equity awards granted to each executive officer, the Compensation Committee considered the factors discussed above.

During fiscal 2022, we granted the following RSUs and PSUs to our NEOs:

Name	RSUs	PSUs at Threshold	PSUs at Target	PSUs at Maximum
Mark P. Smith	27,852	15,876	41,778	83,556
Deana L. McPherson	8,570	4,885	12,854	25,708
Kevin A. Maxwell (1)	16,241	—	—	—
Susan J. Cupero	5,892	3,358	8,837	17,674
Robert J. Cicero	6,963	3,969	10,444	20,888

(1)

Relates to a sign-on equity award Mr. Maxwell received with a grant date of November 8, 2021.  Mr. Maxwell did not receive an annual equity award for fiscal 2022 because he was not employed by us at the time of those awards.

RSUs vest one-fourth following each of the first, second, third, and fourth anniversaries of the grant date.

PSUs are earned and vest based on the relative performance of our common stock against the RUT over the approximately three-year performance period following the date of grant. If the relative performance of our common stock (measured based on the average closing price of our common stock during the 90-calendar-day-period preceding approximately the third anniversary of the date of grant against the average closing price of our common stock during the 90-calendar-day-period immediately following the date of grant) does not equal or exceed the relative performance of the RUT (measured based on the average closing price of the RUT during the 90-calendar-day-period preceding approximately the third anniversary of the date of grant against the average closing price of the RUT during the 90-calendar-day-period immediately following the date of grant), then no PSUs subject to the awards will be earned and vest. If the relative performance of our common stock equals the relative performance of the RUT, then 38% of the PSUs subject to the awards (at target) will be earned and vest, or the threshold award. If the relative performance of our common stock exceeds the relative performance of the RUT by up to five points, then the PSUs subject to the awards will be earned and vest on a straight-line basis from the threshold award level up to the target award level, with 100% of the PSUs subject to the awards (the target number of PSUs) being earned and vesting if the relative performance of our common stock exceeds the relative performance of the RUT by five points. If the relative performance of our common stock exceeds the relative performance of the RUT by over five points up to a level of 10 points, then the PSUs subject to the awards will be earned and vest on a straight-line basis up to the maximum award, with 200% of the PSUs subject to the awards (the maximum number of PSUs) being earned and vesting if the relative performance of our common stock exceeds the relative performance of the RUT by 10 points or more.

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Compensation Matters

The underlying shares of our common stock earned, if any, relating to PSUs will be delivered as soon as practical after the ending date of the performance period and confirmation by the Compensation Committee of the performance achievement. The maximum number of shares that can be delivered with respect to the fiscal 2022 PSU awards is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value.

Upon a change in control of the Company prior to the three year anniversary of the date of any PSU grant, each PSU award recipient will earn a number of PSUs subject to the award in accordance with the formula described above, provided that (i) the relative performance of our common stock will be measured based on the consideration offered for one share of our common stock in the change in control to calculate our market capitalization (or in the event of a change in control that does not involve an acquisition of our stock, based on the trading price of our common stock on the date of the change in control to calculate our market capitalization) against the average closing price of our common stock during the 90-calendar-day period immediately following the date of grant; and (ii) the relative performance of the RUT will be measured based on the average closing price of the RUT during the 90-calendar-day-period immediately prior to the change in control against the average closing price of the RUT during the 90-calendar-day-period immediately following the date of grant. The PSUs earned pursuant to the formula described above will then be converted into RSUs that will vest upon the earlier of (i) a qualifying termination of employment or (ii) the original vesting date.

2019 PSU Payout.  The PSUs granted in fiscal 2019 to our executive officers, which had a three-year performance period ending May 1, 2022, were earned because our market capitalization combined with the market capitalization of AOUT met the maximum performance requirements compared with the RUT. Over the three-year performance period, our market capitalization combined with the market capitalization of AOUT appreciated 87.5% while the RUT appreciated 30.6%. As a result, the Compensation Committee confirmed that this outperformance resulted in the PSUs granted in fiscal 2019 being earned, and therefore, our NEOs that had received the 2019 award received 200.0% of the target shares of common stock underlying the PSUs granted in fiscal 2019.

Adjustments for the Separation.  In connection with the Separation, our outstanding stock-based awards were adjusted in a manner intended to maintain the intrinsic value of the RSUs and PSUs immediately prior to the Separation. The RSUs and PSUs held by our directors and executives generally were converted into RSUs or PSUs of us and AOUT, such that each such holder would (i) continue to hold the existing RSU or PSU in us covering the same number of shares of our common stock that were subject to the RSU or PSU prior to the Separation and (ii) receive an identical RSU or PSU covering one share of AOUT common stock for each four shares of our common stock covered by the RSU or PSU in us, resulting in the RSUs or PSUs for us, and AOUT, having a combined intrinsic value immediately after the Separation as before the Separation, taking into account any necessary adjustments to the exercise price to maintain such intrinsic value. In addition, to the extent the existing award of us is subject to the achievement of certain company performance-based target goals, appropriate adjustments were made to such target goals and incorporated into the new awards to reflect the changes to the businesses as a result of the Separation. The number of shares covered by RSUs in us held by other employees were adjusted so that the RSUs had the same intrinsic value immediately following the Separation as before the Separation. To the extent the existing award is subject to vesting based upon continued service, the new awards also remained subject to the same vesting conditions based upon continued employment with the holder’s post-Separation employer.

Benefits and Perquisites

Our executives are eligible to participate in those health, welfare, and retirement plans generally available to employees who meet applicable eligibility requirements – including our profit sharing, 401(k), employee stock purchase, and medical and disability plans. In addition, from time to time, we may provide our executive officers with other benefits and perquisites that we believe are reasonable – including severance and change-in-control benefits, car allowances, housing allowances, relocation assistance, a nonqualified supplemental deferred compensation plan, and insurance premium reimbursement.

2022 Proxy Statement I 33

Compensation Matters

We do not view perquisites and other personal benefits as a significant element of our executive compensation program, but believe they can be useful in attracting, motivating, and retaining executive talent. We believe these additional benefits may assist our executives in performing their duties and provide time efficiencies in appropriate circumstances. We may provide additional benefits and perquisites to our executives in the future as an element of their overall compensation. All future practices will be approved and subject to periodic review by the Compensation Committee.

ADMINISTRATION

Consideration of Risk in Compensation Policies

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our deductibility, for federal income tax purposes, of compensation paid to each of our NEOs in excess of $1 million per person per year.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of a company that exceeds certain prescribed limits and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G and 4999 during fiscal 2022, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Derivative Trading and Hedging

See “Board and Governance Matters—Additional Governance Matters—Director and Officer Derivative Trading and Hedging.”

Clawback Policy

We maintain a compensation recovery, or clawback, policy. In the event we are required to restate our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to use reasonable efforts to recover from any current or former executive officer who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy is administered by the Compensation Committee. If final rules are adopted by the SEC regarding clawback requirements under the Dodd-Frank Act, we will review this policy and make any amendments as necessary to comply with the new rules.

34 I 2022 Proxy Statement

Compensation Matters

Stock Ownership and Retention Requirements

We maintain stock ownership guidelines for our non-employee directors and executive officers. Our non-employee directors and executive officers are required to own shares of our common stock or share equivalents with a value equal to at least the lesser of the following:

Position	Target Ownership
Non-Employee Directors	3x cash retainer or 21,000 shares or share equivalents
CEO	3x base salary or 161,000 shares or share equivalents
CFO	2x base salary or 34,000 shares or share equivalents
Other Executive Officers	2x base salary or 26,000 shares or share equivalents

Each individual has five years from the date of his or her appointment as a director or an executive officer to achieve the required ownership levels. For these purposes, stock ownership generally includes shares directly owned by the individual (including any shares over which the individual has sole ownership, voting, or investment power); shares owned by the individual’s minor children and spouse and by other related individuals and entities over whose shares the individual has custody, voting control, or power of disposition; shares underlying RSUs that have vested and are deliverable or will be vested and deliverable within 60 days; shares underlying PSUs that have vested, but are not deliverable within 60 days if the performance requirements have been satisfied; and shares held in trust for the benefit of the individual. Failure to satisfy the required ownership level may result in the ineligibility of the individual to receive stock-based compensation, in the case of an executive officer or director, or inability to be a nominee for election to the Board, in the case of a director.

Employment Agreements and Severance Arrangements

We do not maintain employment agreements with any of our NEOs, except Mr. Smith.

Mr. Smith.  On April 4, 2020, we entered into an employment agreement with Mr. Smith, pursuant to which he is (a) entitled to an annual base salary that is subject to annual review by the Board and (b) eligible to participate in our executive compensation programs, to receive a discretionary annual cash bonus under our annual cash incentive program as determined by the Board, and to receive annual and periodic stock-based compensation awards as determined by the Board. Mr. Smith is entitled to receive other standard benefits, including a car allowance of $1,500 per month; participation in any group health insurance, pension, retirement, vacation, expense reimbursement, relocation program, and other plans, programs, and benefits approved by the Board and made available from time to time to our other executives; and certain insurance benefits.

If we unilaterally terminate Mr. Smith’s employment without cause, he will receive (i) his base salary for 18 months after the termination; (ii) a pro rata portion of his annual cash bonus for the fiscal year in which the termination occurs to the extent earned under the then applicable executive annual cash incentive program; (iii) a car allowance for 18 months after termination; (iv) at our option, either (x) coverage under our medical plan to the extent provided for him pursuant to his employment agreement at termination, such benefits to be received for 18 months thereafter or (y) reimbursement for the COBRA premium for such coverage through the earlier of the 18-month period or the COBRA eligibility period; and (v) a vested pro rata portion of stock-based awards scheduled to vest in the fiscal year of the termination.

If Mr. Smith’s employment is terminated by reason of his death or disability, if Mr. Smith unilaterally terminates his employment, or if Mr. Smith engages in an act or acts involving a crime, moral turpitude, fraud or dishonesty, or he willfully violates in a material respect our Corporate Governance Guidelines, Code of Conduct, or Code of Ethics for the Chief Executive Officer and Senior Financial Officers, he will receive no further base compensation under his employment agreement.

2022 Proxy Statement I 35

Compensation Matters

If Mr. Smith’s employment is terminated by reason of his death or disability, if we unilaterally terminate Mr. Smith’s employment without cause, or if Mr. Smith voluntarily terminates his employment, or is terminated by us, following a qualifying change in control event as described below, he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined in the sole discretion of the Board, at the time such bonuses are paid to our other employees.

The agreement provides that, in the event of a change in control (as defined therein), Mr. Smith may, at his option and upon written notice to us, terminate his employment, unless (i) the provisions of his employment agreement remain in full force and effect and (ii) he suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that he will be considered to suffer a reduction in his status, duties, or authority if, after the change in control, (a) he is not the CEO of the company that succeeds to our business; (b) such company’s stock is not listed on a national stock exchange; or (c) such company terminates his employment or reduces his status, duties, authority, or compensation within one year of the change in control. If, within one year of a change of control, Mr. Smith terminates his employment because of the change in control following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, or such company terminates Mr. Smith, he will receive (A) his base salary for 18 months; (B) an amount equal to 150% of the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period; (C) his car allowance for 18 months; and (D) at our option, either (x) coverage under our medical plan to the extent provided for him at the date of termination for 18 months or (y) reimbursement for the COBRA premium for such coverage through the earlier of such 18-month period or the COBRA eligibility period. In addition, all unvested stock-based compensation held by Mr. Smith in his capacity as an employee on the effective date of the termination will vest as of the effective date of such termination.

The employment agreement includes non-competition and non-solicitation provisions that apply for 18 months following termination.

Mr. Cicero.  On May 24, 2021, in connection with Mr. Cicero’s retirement, we and Mr. Cicero entered into a separation and release agreement. Pursuant to the agreement, Mr. Cicero’s roles as our General Counsel, Chief Compliance Officer, and Secretary ceased on August 1, 2021 (the “Transition Date”); however, from the Transition Date through September 10, 2021 (the “Termination Date”), he continued to be employed by us and assisted with respect to all transition matters. Pursuant to the agreement, we agreed to pay Mr. Cicero his annual base salary for a period of 26 weeks in accordance with our normal payroll processing and the cost of COBRA premiums until the earlier of 26 weeks following the Termination Date, or the termination of his rights under COBRA. The treatment of Mr. Cicero’s outstanding equity awards is governed by the terms and conditions set forth in his existing equity award agreements and the applicable equity award plan under which the awards were granted.

Severance Plan Benefits

The Smith & Wesson Brands, Inc. Executive Severance Pay Plan (the “Executive Severance Plan”) is intended to provide severance pay to certain eligible executives whose employment is terminated under certain circumstances. All of our NEOs participated in the Executive Severance Plan during fiscal 2022, except Mr. Smith, whose severance eligibility is covered under other agreements. In addition, following his retirement, Mr. Cicero was covered under his separation agreement.

Subject to certain conditions, if we terminate a participating executive without good cause (other than due to death or disability) or a participating executive resigns for good reason (each as defined therein), he or she will receive certain payments and benefits, subject to the terms and conditions set out in the Executive Severance Plan. These payments and benefits include continuation of base salary, payment of a pro rata portion of his or her cash incentive bonus, and reimbursement for the cost of healthcare continuation coverage for the participating executive and his or her eligible dependents. In addition, if we terminate a participating executive during a Potential Change in Control Protection Period or Change in Control Protection Period or a participating executive resigns following an Adverse Change in Control Effect (each

36 I 2022 Proxy Statement

Compensation Matters

as defined therein), he or she will receive certain payments and benefits, subject to the terms and conditions set out in the Executive Severance Plan. These payments and benefits include continuation of base salary for six months, a lump sum cash payment equal to the average of the cash incentive bonuses paid to the executive for each of the preceding two fiscal years, vesting of all stock-based compensation granted to the executive in his or her capacity as an employee, and reimbursement for the cost of healthcare continuation coverage for the participating executive and his or her eligible dependents for six months. See “Potential Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:  Barry Monheit, Chairman; Anita D. Britt; Fred M. Diaz; and John B. Furman.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2022, Messrs. Diaz, Furman, and Monheit and Ms. Britt served on the Compensation Committee. None of these individuals had any material contractual or other relationships with us during the fiscal year, except as directors. During fiscal 2022, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of the Board or Compensation Committee.

2022 Proxy Statement I 37

EXECUTIVE COMPENSATION

FISCAL 2022 SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2022, 2021, and 2020, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our NEOs, and one additional individual who served as an executive officer during fiscal 2021 but was not serving as an executive officer at the end of fiscal 2022.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total (5)
Mark P. Smith	2022	$700,000	$—	$1,371,850	648,895	$101,153	$2,821,898
President and Chief	2021	$519,231	$—	$1,068,599	1,000,000	$117,110	$2,704,939
Executive Officer	2020	$394,193	$—	$643,457	359,341	$31,616	$1,428,607

Deana L. McPherson	2022	$400,000	$—	$422,095	$259,558	$65,880	$1,147,533
Executive Vice President,	2021	$379,038	$25,000	$173,500	$474,500	$66,976	$1,119,014
Chief Financial Officer, Treasurer, and Assistant Secretary	2020	$307,965	$—	$265,913	$182,650	$30,489	$787,018

Kevin A. Maxwell (6)	2022	$163,462	$50,000	$349,994	$97,662	$7,362	$668,480
Senior Vice President,
General Counsel, Chief
Compliance Officer, and
Secretary

Susan J. Cupero	2022	$299,519	$—	$290,190	$180,764	$62,575	$833,048
Vice President, Sales	2021	$285,577	$—	$451,250	$357,500	$61,073	$1,155,400
	2020	$215,388	$—	$63,323	$113,214	$23,938	$415,862

Robert J. Cicero (7)	2022	$160,184	$—	$342,952	$—	$194,582	$697,718
Senior Vice President,	2021	$371,161	$25,000	$173,500	$464,638	$66,416	$1,100,716
General Counsel, Chief	2020	$357,134	$—	$280,125	$210,847	$31,489	$879,595
Compliance Officer, and
Secretary

(1)

The amounts shown in this column represent the amount Mr. Maxwell received upon hire in fiscal 2022 and discretionary bonuses that Mr. Cicero and Ms. McPherson received in recognition of their efforts in connection with the Separation. No other discretionary bonuses were paid to our NEOs.

(2)

The amounts shown in this column represent the grant date fair value for PSUs and RSUs granted to the NEOs during the covered year calculated in accordance with ASC Topic 718 excluding the effect of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 13 to our consolidated financial statements, which are included in our Form 10-K. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation” and “Fiscal 2022 Grants of Plan-Based Awards” below and the narrative discussion that follows. See “Compensation Matters — Compensation Discussion and Analysis — Executive Summary — Highlights of Fiscal 2022 Compensation Program” for certain changes affecting fiscal 2022 compensation for our NEOs.

Set forth below is the maximum value for the PSUs granted to the NEOs during fiscal 2022 (i.e., 200% of the target award value).

Name	Stock Awards Maximum Value of PSUs
Mark P. Smith	$1,703,707
Deana L. McPherson	$524,186
Kevin A. Maxwell	$—
Susan J. Cupero	360,373
Robert J. Cicero	$425,906

(3)

The amounts shown in this column constitute payments made, if any, under our 2022, 2021, and 2020 annual performance-based cash incentive compensation programs. These amounts were calculated and paid to our NEOs in the fiscal year following when they were earned. For a description of our payments in fiscal 2022, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Annual Performance-Based Cash Incentive Compensation.”

38 I 2022 Proxy Statement

Executive Compensation

(4)	All Other Compensation consisted of the following for fiscal 2022:

Name	Car Allowance	Reimbursement for Insurance Premiums (4a)	Matching Contributions to Defined Contribution Plan	Payments Under Profit Sharing Plan (4b)	Severance Payments	Other		Total (5)
Mark P. Smith	$18,000	$10,986	$9,769	$43,500	$—	$18,898	(4c)	$101,153
Deana L. McPherson	$12,000	$4,206	$5,538	$43,500	$—	$636	(4d)	$65,880
Kevin A. Maxwell (6)	$5,400	$—	$1,962	$—	$—	$—		$7,362
Susan J. Cupero	$9,000	$823	$8,960	$43,500	$—	$292		$62,575
Robert J. Cicero (7)	$2,700	$259	$2,885	$—	$187,500	$1,238	(4e)	$194,582

(4a)	Except as otherwise indicated, the amounts shown in this column consist of reimbursement of disability insurance premiums.
(4b)

Profit sharing amounts earned in fiscal 2022 that exceeded the 401(k) maximum contribution limit will be contributed to the Deferred Compensation Plan (as defined below) upon payout in fiscal 2022. For further information, see “Retirement Plans — Nonqualified Deferred Compensation” below.

(4c)	Consists of a country club membership, free product, and Federal Firearms License, or FFL fees.
(4d)	Consists of spousal travel.
(4e)	Consists of a gift card and FFL fees
(5)	The dollar value in this column for each NEO represents the sum of all compensation reflected in the previous columns.
(6)	Mr. Maxwell joined us effective November 8, 2021.
(7)	Ms. Cicero retired as an executive officer effective as of August 1, 2021.

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during fiscal 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)	Awards (4)
Mark P. Smith	5/3/2021	$—	$—	$—	$—	$—	$—	27,852	$—	$—	$519,997
	5/3/2021	—	—	—	15,876	41,778	83,556	—	—	—	$851,853

Deana L. McPherson	5/3/2021	—	—	—	—	—	—	8,570	—	—	$160,002
	5/3/2021	—	—	—	4,885	12,854	25,708	—	—	—	$262,093

Kevin A. Maxwell	11/8/2021	—	—	—	—	—	—	16,241	—	—	$349,994

Susan J. Cupero	5/3/2021	—	—	—	—	—	—	5,892	—	—	$110,004
	5/3/2021	—	—	—	3,358	8,837	17,674	—	—	—	$180,186

Robert J. Cicero	5/3/2021	—	—	—	—	—	—	6,963	—	—	$129,999
	5/3/2021	—	—	—	3,969	10,444	20,888	—	—	—	$212,953

(1)	For a description of our payments in fiscal 2022, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Annual Performance-Based Cash Incentive Compensation.”
(2)

These PSUs vest based on the relative performance of our common stock against the RUT over the approximately three-year period following the date of grant. Notwithstanding the amounts shown in the “Maximum” column, the maximum number of shares that can be delivered with respect to fiscal 2022 PSU grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

(3)	One-fourth of the RSUs vest on each of the first, second, third, and fourth anniversaries of the date of grant, subject to each executive’s continued services with us.
(4)

The amounts shown in this column represent the grant date fair value of stock awards calculated in accordance with ASC Topic 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 13 to our consolidated financial statements, which are included in our Form 10-K.

2022 Proxy Statement I 39

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth information with respect to outstanding equity awards held by our NEOs as of April 30, 2022.

	Stock Awards
			Market	Equity Incentive		Equity Incentive
		Number	Value of	Plan Awards:		Plan Awards:
		of	Shares or	Number of		Market or
		Shares or	Units of	Unearned		Payout Value
		Units of	Stock	Shares, Units		of Unearned
	Stock	Stock	That Have	or Other		Shares, Units or
	Award	That Have	Not	Rights That		Other Rights
	Grant	Not	Vested	Have Not		That Have
Name	Date (1)	Vested	(2)	Vested (3)		Not Vested (2)
Mark P. Smith	4/26/2018	3,250	$44,623
	4/30/2019			28,800	(4)	$395,424
	4/30/2019	6,500	$89,245
	4/6/2020			89,742	(4)	$1,232,158
	4/6/2020	33,654	$462,069
	8/25/2020			57,902	(4)	$794,994
	8/25/2020	21,714	$298,133
	5/3/2021			83,556		$1,147,224
	5/3/2021	27,852	$382,408
Deana L. McPherson	6/15/2018	1,146	$15,735
	6/15/2019	2,292	$31,469
	4/6/2020			32,050	(4)	$440,047
	4/6/2020	12,019	$165,021
	5/3/2021			25,708		$352,971
	5/3/2021	8,570	$117,666
Kevin A. Maxwell	11/8/2021	16,241	$—
Susan J. Cupero	6/15/2018	576	$7,908
	6/15/2019	1,152	$15,817
	3/15/2020	3,124	$42,893
	8/24/2020	1,077	$14,787
	9/9/2020			14,714	(4)	$202,023
	9/9/2020	5,517	$75,748
	5/3/2021			17,674		$242,664
	5/3/2021	5,892	$—
Robert J. Cicero (5)

(1)

Generally, awards of RSUs vest one-fourth on May 1 following each of the first, second, third, and fourth anniversaries of the date of grant or on each of the first, second, third, and fourth anniversaries of the date of the grant. Awards of PSUs vest if the relative performance of our common stock achieves the then-applicable metric compared with the performance of the RUT over the approximately three-year performance period following the date of grant. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

(2)

The market value of shares or units of stock that have not vested and unearned equity incentive plan awards is determined by multiplying the closing market price of our common stock at the end of our last completed fiscal year by the number of shares or units of stock or the amount of unearned equity incentive plan awards, as applicable.

(3)

These PSUs vest based on the relative performance of our common stock against the RUT over the approximately three-year performance period following the date of grant and are reported at the maximum level of award. Notwithstanding the maximum amounts shown in this column, the maximum number of shares that can be delivered with respect to such grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value. Reference is also made to footnote 1 above. See also “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

(4)

These PSUs were granted prior to the Separation; therefore, the performance against the RUT has been modified to compare against our market capitalization at the start of the performance period as compared to our market capitalization combined with AOUT at the end of the performance period. See “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation — Adjustments for the Separation.”

(5)	In connection with Mr. Cicero’s retirement agreement, his outstanding awards were canceled, and, therefore, he had no outstanding awards as of April 30, 2022.

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Executive Compensation

Option Exercises and Stock Vested in Fiscal 2022

The following table describes, for the NEOs, the number of shares acquired and the value realized on the exercise of options and vesting of stock awards during fiscal 2022.

	Stock Awards
	Number of Shares	Value
Name	Acquired on Vesting (1)	Realized on Vesting (2)
Mark P. Smith	57,006	$1,129,913
Deana L. McPherson	17,445	$351,135
Kevin A. Maxwell	—	—
Susan J. Cupero	15,852	$323,431
Robert J. Cicero	52,557	$1,094,054

(1)	Includes shares that have vested but are not yet deliverable.
(2)

For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date multiplied by the number of shares vested. See “Compensation Matters — Compensation Discussion and Analysis —Compensation Elements — Stock-Based Compensation — 2019 PSU Vesting.”

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options or delivery of shares related to RSUs under our equity compensation plans as of April 30, 2022.

Plan Category	(a) Number of Securities to be Issued Upon Delivery of Shares for Restricted Stock Units	(b) Number of Securities to be Issued Upon Exercise of Outstanding Options	(c) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	(d) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity Compensation Plans Approved by Stockholders	786,137	—	$—	7,217,563
Equity Compensation Plans Not Approved by Stockholders	—	—	$—	—
Total	786,137	—	$—	7,217,563

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)

Under our 2013 Incentive Stock Plan, an aggregate of 6,551,076 shares of our common stock was authorized for issuance pursuant to awards granted under such plan. The number of available shares will be increased by the number of shares with respect to which awards previously granted under such plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. As of April 30, 2022, the aggregate number of shares of our common stock available for issuance pursuant to awards under the 2013 Incentive Stock Plan was 4,217,563. Our 2021 Employee Stock Purchase Plan authorizes the sale of up to 3,000,000 shares of our common stock to employees. As of April 30, 2022, there were 3,000,000 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan.

RETIREMENT PLANS

We maintain our Profit Sharing and Investment Plan (the “401(k) Plan”), a retirement plan intended to be tax-qualified under Section 401(a) of the Code and under which 401(k), Roth, matching, and discretionary profit-sharing contributions are authorized. All profit-sharing contributions vest immediately and all matching contributions vest 50% after one year and 100% after two years. The plan covers substantially all of our employees, including our NEOs, subject to meeting applicable eligibility requirements.

2022 Proxy Statement I 41

Executive Compensation

Employees become eligible to make 401(k) and Roth contributions and to receive matching contributions on the first day of the month after their date of hire. Subject to certain Code limitations, the plan permits non-highly compensated employees to make 401(k) and Roth contributions of up to 100% of their eligible compensation. Subject to certain Code limitations, we make discretionary matching contributions with respect to our employees’ 401(k) and Roth contributions. For the plan years ended April 30, 2022, 2021 and 2020, we made matching contributions equal to 50% of participants’ 401(k) and Roth contributions, up to 6% of their eligible compensation.

Employees become eligible to receive profit sharing contributions on the first day of the plan year subsequent to when they complete one year of eligible service and must be employed on the last day of the plan year, in order to receive a profit-sharing contribution, if any, for that plan year. For fiscal 2022, we made profit sharing contributions equal to approximately 5.4% of our operating profit (as defined under the plan).  Profit sharing contributions are allocated to eligible participants in proportion to their eligible compensation (subject to certain Code limitations).

We do not offer any defined benefit pension plan to any of our executive officers.

NONQUALIFIED DEFERRED COMPENSATION

We offer a Nonqualified Supplemental Deferred Compensation Plan, which is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder (the “Deferred Compensation Plan”). The Deferred Compensation Plan provides deferred compensation benefits to a select group of management or highly compensated employees, as selected (in each case) by us.

The Deferred Compensation Plan allows participants to prospectively elect to defer up to 50% of base salary and up to 100% of certain cash bonuses. In the event that salary deferred into the 401(k) Plan must be returned to a participant under the Code’s 401(k) rules, a comparable amount of salary may be deferred into the plan by the participant if the participant has made such an election. In addition, we make non-elective contributions to the extent necessary to compensate participants for the amount of their “profit sharing” contribution that cannot be made to the 401(k) Plan due to the limitations of Section 415 of the Code. Additional discretionary non-elective contributions may also be made. Participant deferrals and non-elective contributions are, at all times, 100% vested.

Deferrals and non-elective contributions are credited to a deferred compensation account and held in a “rabbi trust” until the occurrence of an applicable distributable event. Distributable amounts are paid in the form of a lump sum cash payment or, for certain distributions, in a fixed number of cash installment payments, as elected by the participant.

The following table sets forth, for our NEOs, earnings, distributions and year-end account balances with respect to the Deferred Compensation Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in Last FY	in Last FY	in Last FY	Distributions	Last FYE (1)
Mark P. Smith	$27,312	$14,350	$(3,410)	$—	$38,252
Deana L. McPherson	$254,330	$85,025	$(18,291)	$—	$321,064
Kevin A. Maxwell	$—	$—	$—	$—	$—
Susan J. Cupero	$—	$3,935	$(289)	$	$3,646
Robert J. Cicero	$12,139	$10,974	$52	$(23,165)	$—

(1)

Earnings reported in the aggregate balance at last fiscal year end were not reported as compensation to the NEO in the Summary Compensation Table for previous years because no above-market or preferential earnings on any nonqualified deferred compensation were paid to our NEOs

42 I 2022 Proxy Statement

Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Executive Benefits and Payments Upon Separation	Termination Not for Cause, or for Good Reason - No Change of Control		Termination Not for Cause, or Upon Resignation - Change of Control		Voluntary Termination	Death	Disability
Mark P. Smith	Compensation:
	Cash severance	$1,050,000	(1)	$2,286,671	(2)	$—	$—	$—
	Bonus (3)	$648,895		$—		$—	$648,895	$648,895
	Equity Awards	$1,276,478	(4)	$1,671,902	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (6)	$38,610		$38,610		$—	$—	$—
	Other (7)	$27,000		$27,000		$—	$—	$—

Deana McPherson	Compensation:
	Cash severance	$200,000	(8)	$767,029	(9)	$—	$—	$—
	Bonus (3)	$259,558		$—		$—	$—	$—
	Equity Awards	$—		$329,891	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (6)	$12,870		$25,740		$—	$—	$—
	Other	$—		$—		$—	$—	$—

Kevin A. Maxwell	Compensation:
	Cash severance	$170,000	(5)	$388,831	(9)	$—	$—	$—
	Bonus	$97,662	(6)	$—		$—	$—	$—
	Equity Awards	$—		$222,989	(4)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (7)	$12,870		$25,740		$—	$—	$—
	Other	$—		$—		$—	$—	$—

Susan J. Cupero	Compensation:
	Cash severance	$150,000	(8)	$569,132	(9)	$—	$—	$—
	Bonus (3)	$180,764		$—		$—	$—	$—
	Equity Awards	$—		$238,051	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (6)	$12,870		$25,740		$—	$—	$—
	Other	$—		$—		$—	$—	$—

Robert J. Cicero	Compensation:
	Cash severance	$—		$—		$—	$—	$—
	Bonus	$—		$—		$—	$—	$—
	Equity Awards	$—		$—		$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits	$—		$—		$—	$—	$—
	Other	$—		$—		$—	$—	$—

(1)	Includes continuation of base salary paid out over 18 months.
(2)	Includes continuation of base salary for 18 months and an amount equal to 150% of the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination.
(3)	Includes an amount equal to 100% of the pro-rata share of his or her cash bonus earned in the year of termination.
(4)	Equal to the pro-rata portion of stock-based compensation that would have vested in the year of termination.
(5)

Includes the accelerated vesting of RSUs granted in 2019, 2020, 2021, and 2022 and PSUs granted in 2019, 2020, and 2021, where applicable, calculated on actual performance through April 30, 2022. Based on the actual performance through April 30, 2022, we estimated that no PSU shares would accelerate for the awards granted in Fiscal 2021 and 2022.

(6)	Includes reimbursement of the cost of continuation coverage pursuant to COBRA for a period of 26 or 52 weeks, as applicable, for the executive and his or her eligible dependents.
(7)	Includes a $1,500 per month car allowance for 18 months.
(8)	Includes continuation of base salary paid out over six months.

2022 Proxy Statement I 43

Executive Compensation

(9)	Includes continuation of base salary paid out over 12 months and an amount equal to the average of the cash bonus paid for each of the two fiscal years immediately preceding termination.

CEO PAY RATIO

Fiscal Year	Identification of Median Salary ($)	Median Employee Compensation ($)	CEO Compensation ($)	Ratio
2022	52,405	60,055	2,821,899 (1)	47

(1)	As reported in the Summary Compensation Table of this Proxy Statement.

The pay ratio disclosure presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, our CEO pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

We selected March 31, of the relevant year, the end of the closest calendar quarter to our April 30 fiscal year end, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner. To identify the “median employee,” we considered the prior trailing 12 months of W-2 wages as of March 31, for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. Using this measure, we identified a “median employee” who is a full-time, salaried employee located in Houlton, Maine. Once we identified this median employee, we totaled all of the elements of the employee’s compensation for the relevant fiscal year in accordance with the requirements of the applicable SEC rules, and consistent with the calculation of total compensation of our CEO in the Summary Compensation Table above.

44 I 2022 Proxy Statement

AUDIT MATTERS

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

What am I voting on? The Board is asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022

Voting Recommendation: FOR the ratification of our independent registered public accounting firm

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal

Broker Discretionary Voting Allowed? Yes. Organizations holding shares of beneficial owners may vote in their discretion

Abstentions: No effect

REPORT OF THE AUDIT COMMITTEE

The Board has appointed an Audit Committee, consisting of four independent directors, each of whom is “independent” as independence is defined in applicable Nasdaq and SEC rules.

The purpose of the Audit Committee is to assist the oversight of the Board in the integrity of our financial statements, our compliance with legal and regulatory matters, our policies and practices related to information security, the independent registered public accountant’s qualifications and independence, and the performance of our independent registered public accountant. The primary responsibilities of the Audit Committee include overseeing our accounting and financial reporting process and audits of our financial statements on behalf of the Board.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management and the independent registered public accountant. The Audit Committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board, including a discussion of the independent registered public accountant’s judgments as to the quality of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Audit Committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the independent registered public accountant its independence from management and us, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.

The Audit Committee discussed with the independent registered public accountant the overall scope and plans for its audit. The Audit Committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of us, the internal controls, and the overall quality of the financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K.

Audit Committee: Anita D. Britt; Chairman; John B. Furman; Robert L. Scott; and Denis G. Suggs.

2022 Proxy Statement I 45

Audit Matters

Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP to audit our consolidated financial statements for fiscal 2023 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Deloitte & Touche LLP will be present at the 2022 Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence and has determined that Deloitte & Touche LLP’s independence is not compromised by providing such services.

Audit Fees and Audit-Related Fees

The aggregate fees billed to us by Deloitte & Touche LLP for fiscal 2021 and 2022 are as follows:

	2021	2022
Audit Fees	$867,000	$916,485
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$867,000	$916,485

Audit services for fiscal 2021 and 2022 consisted of the audit of our consolidated financial statements, the audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, the review of our quarterly financial statements, and fees related to the consent on Form S-8 filed in fiscal 2022.

Audit Committee Pre-Approval Policies

The Audit Committee charter provides that the duties and responsibilities of the Audit Committee include the pre-approval of all audits, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval is effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

The Audit Committee requires that the independent registered public accountant, in conjunction with our CFO, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

46 I 2022 Proxy Statement

PROPOSAL FIVE – STOCKHOLDER PROPOSAL

PROPOSAL 5. STOCKHOLDER PROPOSAL (Develop a Human Rights Policy)

The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, MI 49221-1793, and other co-filers (together with the Adrian Dominican Sisters, the “proponent”) have notified us that they intend to present the following proposal at the 2022 Annual Meeting. The proponent has indicated that it holds the requisite number of shares of our common stock in accordance with Rule 14a-8 requirements. The proponent’s resolution and supporting statement are quoted verbatim below in the section entitled “Resolution and Supporting Statement.” We are not responsible for the content of the proponent’s proposal or supporting statement.

What am I voting on? Stockholders are being asked to vote on the resolution listed below

Voting Recommendation of the Board: AGAINST the proposal

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

Resolution and Supporting Statement

RESOLVED, Shareholders request that the Board of Directors of Smith & Wesson Brands, Inc. ("SWBI") adopt a comprehensive policy articulating its commitment to respect human rights, which includes a description of proposed due diligence processes to identify, assess, prevent and mitigate actual and potential adverse human rights impacts.

WHEREAS: The UN Guiding Principles on Business and Human Rights (hereinafter UNGPs), state:

The responsibility to respect human rights requires that business enterprises: (a) Avoid causing or contributing to adverse human rights impacts through their own activities, and address such impacts when they occur; [and] (b) Seek to prevent or mitigate adverse human rights impacts that are directly linked to their operations, products or services by their business relationships, even if they have not contributed to those impacts1.

In order to meet their responsibility to respect human rights, business enterprises should have in place policies and processes appropriate to their size and circumstances, including ... [a] policy commitment to meet their responsibility to respect human rights.2

As investors, we seek to identify and assess human rights risks and impacts in portfolio companies because they can have direct implications for shareholder value and, depending on how they are managed, can affect a company's long-term viability.

Given the lethality of firearms products and the potential for their misuse, the risk of adverse human rights impacts is especially elevated for all gun manufacturers, including SWBI.

[1]	https://www.ohchr.org/Documents/Publications/GuidingPrinciplesBusinessHR_EN.pdf (section 13)
[2]	https://www.ohchr.org/Documents/Publications/GuidingPrinciplesBusinessHR_EN.pdf (section 15a)

2022 Proxy Statement I 47

Proposal Five

Companies exposed to human rights risks may incur significant legal3, reputational and financial costs4 that are material to investors, and a public-facing human rights policy that includes a human rights due diligence process is essential to managing these risks. The responsibility of business enterprises to respect human rights applies to all enterprises regardless of their size, sector, operational context, ownership or structure. Nevertheless, the scale and complexity of the means through which enterprises meet that responsibility may vary according to these factors or with the severity of the enterprise's adverse human rights impacts.

While SWBI has a number of corporate policies, including a Corporate Stewardship Policy and a Code of Ethics, the information available on its website does not mention a public commitment to respect human rights.

A public policy that articulates the company's commitment to respect human rights and describes its efforts to avoid contributing to adverse human rights impacts would assure shareholders that these risks are being adequately managed.

The UNGPs recommend that such a policy should:

•	Refer to internationally recognized human rights.
•

Stipulate that the human rights expectations of personnel, business partners and other parties directly linked to its operations, products or services will be publicly available and communicated to all relevant parties;

•	Apply throughout the company's value chain and in operating environments regardless of legal requirements; and
•	Be embedded throughout company functions and reflected in operational policies and procedure.

(section 13)

(section 15a)

The Board’s Opposition Statement

After careful consideration of the proposal and the public statements and actions of the proponent, the Board has concluded that the proposal is not in the best interests of our stockholders because it would require us to materially increase our liabilities without improving our existing risk monitoring practices.

Our approach to risk management is to engage with stockholders to develop and implement procedures consistent with what our stockholders view as appropriate for our company. In contrast, the proponent would supplant stockholder judgement with an external convention mandating remediation of “adverse human rights impacts.”  While the proposal fails to explain what this would require or cost, the proponent has stated publicly that this entails the cessation of the manufacture or sale of lawful products5 and the assumption of liability for our “role in this public health epidemic . . .” 6

Accordingly, the Board unanimously recommends a vote AGAINST the proposal.

Summary of Our Position

This is the fifth consecutive year that the same core group of stockholders holding the minimally required number of shares has sought a human rights policy based on the United Nations Guiding Principles on Business and Human Rights (“UNGP”). During this time, we have addressed the issues raised by the proponent through direct engagement with our stockholders, including the proponent, and by seeking to develop clear solutions to identifiable problems followed by meaningful action.

[3]	https://www.bloomberg.com/news/articles/2019-12-17/smith-wesson-sued-by-victims-of-2018-mass-shooting-in-toronto.
[4]	https://www.cnn.com/2022/02/15/us/sandy-hook-shooting-settlement-with-remington/index.html.
[5]	https://www.globalsistersreport.org/community/news/adrian-dominican-sisters-call-reasonable-gun-laws-wake-school-shooting-texas.
[6]	https://catholicreview.org/sisters-back-shareholder-proposal-that-gunmaker-study-impact-of-gun-sales/.

48 I 2022 Proxy Statement

Proposal Five

Our approach is guided by the knowledge that we are responsible for safeguarding stockholder value in a highly politicized environment. These safeguards are swept aside by the proponent’s insistence on the singular path of the UNGP, the essence of which is to require companies to “remedy” harms that are identified by third-parties that have no financial interest in those companies. Indeed, the proposal on its face insists that we do so “regardless of legal requirements.” Multiple groups estimate these extra-legal “human rights costs” at $280 billion per year.7

It is not necessary to expose our stockholders to this risk.  Our proven approach – of working with stockholders to identify and manage specific financial risks and impacts through active oversight – is superior to the proponent’s imposition of an external convention that supplants stockholder control.

For these reasons and those set forth below, and for the reasons explained to our stockholders in detail over the last five years, the Board once again opposes the proposal.

We have listened, and responded effectively, to our stockholders’ concerns.  Like many of our largest investors, we recognize the importance of stakeholder engagement. Prior to last year’s annual meeting, we met with our largest investors to discuss the proponent’s human rights proposal.  After stockholders rejected that proposal, we again met with those investors in March and July 2022 to discuss the progress we have made on our ESG journey.  We also spoke directly to the proponent on four separate occasions since last year’s annual meeting (in December 2021, January 2022, April 2022, and July 2022).  These discussions were respectful, and we came away from the discussions with a better understanding of the proponent’s positions regarding gun control generally and the proposal specifically.

Through these and other engagements, we recognized that our investors understood the effectiveness of our processes and the progress we have made in strengthening our oversight of risk.  Investors also identified areas of importance to them for which they sought enhanced public disclosures.  We learned that many investors, including the proponent, misunderstood basic aspects of our business and industry.  For example, some investors did not understand how we oversee our sales channels (and the key role played by federal firearm license holders), the rigorous screening procedures applied to consumer sales, the many programs we have developed or supported to educate, inform, and develop responsible members of the firearm community, and our commitment to responsible advertising practices.

We continue to make meaningful progress on our ESG journey.  Our largest investors recognize that progress on ESG matters is an ongoing journey of continuous improvement. Our investor-centered approach facilitates progress on the issues of criminal gun use and violence consistent with stockholder demands, while avoiding the serious risk to stockholder value embedded in the proponent’s approach.

Adding to the many risk management programs we have discussed with stockholders in the past, in recent years, we have taken meaningful additional measures, including those we implemented in direct response to requests by our largest investors for enhanced public disclosures.

•	In 2022, we published our first Firearm Market Factsheet, which increased transparency around the way we operate our business.
•	In 2021, we published our first Environmental Factsheet, which increased transparency around our commitment to responsible environmental practices.
•	Also in 2021, the Board formed the Environmental, Social, and Governance Committee.
•	In 2020, we launched GUNSMARTS™, an educational video library to educate gun owners on firearm basics, safe handling and storage, and increasing proficiency.

[7]	https://everytownresearch.org/report/the-economic-cost-of-gun-violence/. See also https://www.ceosforgunsafety.org/pages/2022-letter.

2022 Proxy Statement I 49

Proposal Five

•

Also in 2020, we adopted our Corporate Stewardship Policy, which recognizes the legitimate public interest in, and benefits of, reducing the harm caused by the unlawful or improper use of any product, including firearms.

Our program of continuous improvement and stockholder engagement provides a cost effective and appropriate risk management framework without the risk of the UNGP’s extra-legal liabilities.

We cannot support a policy that would require us to assume some portion of extra-legal liabilities that activists claim to be in the hundreds of billions of dollars. The proposal clearly states that it would impose liabilities “regardless of legal requirements.” In years past, we have explained how the UNGP requires the assumption of these extra-legal liabilities. As noted above, a consensus has formed among human rights groups, and even the CEOs of hundreds of companies, that $280 billion is the proper measure of this liability.

The proponent has never denied that human rights groups made these liability estimates. Instead, the proponent has claimed that it was not affiliated with those groups. But the proponent’s proposal at Sturm Ruger & Co. Inc. (“Ruger”) just this year demonstrates the affiliation as the proponents insisted that Ruger obtain “[i]nput from . . . human rights organizations . . .”  In any event, the UNGP establishes these liabilities regardless of the proponent’s view and it would be irresponsible for us to ignore the estimates made by stakeholder human rights groups.

In our judgment, potentially endless engagement with third-parties having no stake in our company over the amount of extra-legal liabilities we owe to them will not only be counter-productive, but also will impose a financial burden that would substantially and negatively impact stockholder value.

The proponent now has acknowledged that the proposal seeks to harm our business.  For the past five years, we have explained that the proponent is part of a well-funded and well-organized campaign that aims to damage our business.  The proponent has recently confirmed our concerns by:

•	Calling for a ban of lawful firearms, including some of our most popular products.[8]
•	Calling on stockholders of service businesses, particularly banks and insurers, to engineer a boycott of our industry.[9]
•	Targeting credit card companies to compel them to cease processing payments for certain firearm products.[10]

[8]	https://www.globalsistersreport.org/community/news/adrian-dominican-sisters-call-reasonable-gun-laws-wake-school-shooting-texas.
[9]

Comments of Sister Judy Byron, who is the primary contact for the proponent, given at Georgetown University: Initiative on Catholic Social Thought and Public Life,– After Buffalo, After Uvalde, After Tulsa: Broken Hearts, Broken Nation, Faithful Action (June 8, 2022).  https://catholicsocialthought.georgetown.edu/events/after-buffalo-after-uvalde-after-tulsa. https://www.sec.gov/Archives/edgar/data/1141391/000114139122000099/mastercard2022proxystateme.htm.

[10]	See proposal 8 of Mastercard Incorporated’s 2022 proxy statement: https://www.sec.gov/Archives/edgar/data/1141391/000114139122000099/mastercard2022proxystateme.htm.

50 I 2022 Proxy Statement

Proposal Five

These are not the actions of a group that is looking out for our best interests or those of our stockholders.

The proponent’s actions targeting Ruger are instructive and foreshadow its plans for our company.  For several years now, the proponent has submitted parallel proposals to Ruger’s shareholders. In 2019, the Ruger proposal requested only that Ruger adopt a human rights policy. The proponent explained the virtually identical proposal that year at our predecessor, American Outdoor Brands Corporation (“AOBC”), saying that “The Proposal does not . . . prescribe specific norms for inclusion in the policy or specify the human rights due diligence processes AOBC should follow.”11  In Ruger’s case, the proponent withdrew the proposal and Ruger adopted a human rights policy.12 Based on the proponent’s representations, this should have been the end of it. It was not.

In 2021, Ruger received a new proposal from a group affiliated with the proponent now seeking to prescribe specific norms and due diligence processes that it previously claimed were not required by the proposed human rights policy.  Specifically, the proponent demanded “enhanced human rights due diligence” and “a third-party Human Rights Impact Assessment . . . which assesses and produces recommendations for improving the human rights impacts of [the company’s] policies, practices and products, above and beyond legal and regulatory matters.” The proponent proposed to supplant control by Ruger’s shareholders with control by “stakeholders, including human rights organizations . . .”  In other words, the proponent would have human rights groups with no investment at risk design the program that will establish Ruger’s liability – liability “above and beyond legal and regulatory matters.”

Based on the public statements and actions of the proponent, it is now evident that the proposal has as its purpose to restrict our manufacturing and sales operations, have us accept a framework for assessing broad societal harms created by human rights groups, compel us to accept financial liability and costs “above and beyond legal and regulatory matters”, and encroach further and further into our efforts to operate our business responsibly in the interest of all stockholders.

Recommendation

For these reasons, the Board unanimously recommends a vote AGAINST the adoption of the proposal.

[11]	See page 4 of the proponent’s 2019 notice of exempt solicitation: https://fintel.io/doc/sec-aobc-american-outdoor-brands-px14a6g-2019-september-09-18316.
[12]

See page 26 of Ruger’s 2022 proxy statement: https://ruger.com/corporate/PDF/Proxy-2022.pdf; see also the Sturm Ruger Human Rights Policy Statement: https://www.ruger.com/corporate/PDF/HumanRightsPolicyStatement.pdf.

2022 Proxy Statement I 51

PROPOSAL SIX – STOCKHOLDER PROPOSAL

PROPOSAL 6. STOCKHOLDER PROPOSAL (Simple Majority Vote)

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021-2100, has notified us that he intends to present the following proposal at the 2022 Annual Meeting. The proponent has indicated that he holds the requisite number of shares of our common stock in accordance with Rule 14a-8 requirements. The proponent’s resolution and supporting statement are quoted verbatim below in the section entitled “Resolution and Supporting Statement.” We are not responsible for the content of the proponent’s proposal or supporting statement.

What am I voting on? Stockholders are being asked to vote on the resolution listed below

Voting Recommendation of the Board: AGAINST the proposal

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

Proposal 6 – Simple Majority Vote

Resolution and Supporting Statement

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against such proposals, or a simple majority in compliance with applicable laws.

If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes any existing supermajority vote requirement that result form default to state law and can be subject to replacement.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block proposals supported by most shareholders but opposed by a status quo management.

It makes no sense to have a 67% supermajority vote requirement from all shares outstanding when only 53% of shares typically cast ballots at our annual meeting.

The current 67% supermajority vote requirement translates into a whooping 125% voting requirement from the shares that typically vote.

52 I 2022 Proxy Statement

Proposal Six

This proposal topic won form 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.

Church & Dwight shareholders gave 99% support to a 2020 proposal on this same topic. This proposal topic also won 99%-support at the 2021 ConocoPhillips annual meeting.

It is important to improve this right on the path to giving Smith & Wesson shareholders more rights that many other companies already have like the shareholder right to call for a special shareholder meeting.

Please vote yes:

Simple Majority Vote – Proposal 6

The Board’s Opposition Statement

After careful consideration of the proposal, the Board has concluded that it is not in the best interests of our stockholders. Accordingly, the Board unanimously recommends a vote AGAINST the proposal.

A simple majority vote already applies to all but two corporate matters. Under our existing governance documents, a simple majority vote requirement applies to all matters submitted for stockholder approval, except for:

•	a supermajority provision included in our Bylaws that is dictated by the requirements of state law and, therefore, is non-discretionary, and
•	a supermajority provision included in our Articles, pursuant to which we have taken a stockholder-friendly position by opting out of anti-takeover statutes provided under state law.

We are prohibited under Nevada law from lowering the supermajority voting provision included in our Bylaws.  Section 11 of Article III of our Bylaws establishes the voting requirement to remove a member of the Board and provides that any such removal must be approved by stockholders holding at least two-thirds of our common stock.  Because we are incorporated in Nevada, our Bylaws must comply with the provisions of the Nevada Revised Statutes (“NRS”). The voting threshold in Article III of our Bylaws is set at the minimum level allowed by NRS 78.335 and Nevada law does not permit us to lower the threshold. The proposal itself provides that any changes to the voting requirements should be “in compliance with applicable laws” and that the proposal applies to any existing supermajority vote requirement that results from default to state law and “can be subject to replacement.” Accordingly, the proposal is not relevant to this section of our Bylaws.

The supermajority voting provision included in our Articles protects stockholder interests.  Article IX of our Articles concerns two anti-takeover statutes provided under Nevada law; namely, NRS 78.378-78.3793, which relate to the provisions of Nevada corporate statutes governing the acquisition of a controlling interest by an acquiring person, and NRS 78.411-78.444, which relate to the provisions of the Nevada corporate statutes governing combinations with interested stockholders. The controlling interest statutes generally provide that any person acquiring certain statutorily defined “control” percentages of a corporation’s outstanding shares is not entitled to vote those “control shares” unless a majority of the other stockholders elects to restore these voting rights. The “interested shareholder combination” statutes generally provide that a corporation that has not opted out may not engage in any “combination” with an “interested stockholder” for two years following the date that the stockholder became an “interested stockholder” unless, prior to that time, the board approved either the “combination” or the transaction that resulted in the stockholder becoming an “interested stockholder.” Because each of these statutes is designed to make it more difficult for a third party to acquire a controlling interest of a Nevada corporation (like our company), we firmly believe that opting out of these statutes clearly benefits our stockholders and, therefore, that lowering the threshold to change this provision of our Articles would not be in the best interests of our stockholders.

For these reasons, the Board unanimously recommends a vote AGAINST the adoption of the proposal.

2022 Proxy Statement I 53

OTHER IMPORTANT INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of shares as of July 18, 2022 by (1) each of our directors, director nominees, and NEOs, (2) all of our directors and executive officers as a group, and (3) each person known by us to own more than 5% of our common stock.

Name of Beneficial Owner (1)	Number of shares (2)		Percent (2)
Directors and Executive Officers (including NEOs):
Mark P. Smith	156,622	(3)	*
Deana L. McPherson	41,683	(4)	*
Kevin A. Maxwell	—		*
Susan J. Cupero	18,002	(5)	*
Robert J. Cicero	—		*
Anita D. Britt	28,878	(6)	*
Fred M. Diaz	9,464	(7)	*
John B. Furman	36,764	(8)	*
Michael F. Golden	277,809	(9)	*
Barry M. Monheit	81,040	(10)	*
Robert L. Scott	89,240	(11)	*
Denis G. Suggs	9,164	(12)	*
All directors and executive officers as a group (11 persons)	748,666	(13)	1.63%
Other significant stockholders:
BlackRock, Inc.	3,748,248	(14)	8.19%
The Vanguard Group	3,545,951	(15)	7.75%
Renaissance Technologies	3,023,377	(16)	6.61%

*	Percentage of ownership of less than one percent.

(1)

Except as otherwise indicated, each person named in the table has the sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Smith & Wesson Brands, Inc., 2100 Roosevelt Avenue, Springfield, Massachusetts 01104.

(2)

The number of shares beneficially owned by each person or entity is determined under the rules promulgated by the SEC taking into effect shares underlying RSUs that have or will have vested, but are not deliverable, within 60 days of the record date. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The number of shares shown includes, when applicable, shares owned of record by the identified person’s minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. The percentages shown are calculated based on 45,763,388 shares outstanding on July 18, 2022. The numbers and percentages shown include shares actually owned on July 18, 2022, shares that the identified person or group had the right to acquire within 60 days of such date, and shares underlying RSUs that have or will have vested, but are not deliverable, within 60 days of such date. In calculating the percentage of ownership, all shares that the identified person or group had the right to acquire within 60 days of July 18, 2022 upon the exercise of options or the delivery of RSUs or PSUs and all shares underlying RSUs that have or will have vested, but are not deliverable, within 60 days of the record date are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares stock owned by any other person or group.

(3)

Includes (a) 7,238 shares underlying RSUs that have vested and are deliverable within 60 days of the record date; (b) 17,137 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date; and (c) 27,860 shares underlying PSUs that have vested but are not deliverable within 60 days of the record date.

(4)	Includes 6,114 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date.
(5)

Includes (a) 1,839 shares underlying RSUs that will have vested and are deliverable within 60 days of the record date; and (b) 1,700 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date. 1,354 shares are held by Ms. Cupero’s son.

(6)	Includes 3,808 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date.
(7)	Includes 3,808 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date.
(8)	Includes 3,808 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date.
(9)	Includes 3,808 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date.

54 I 2022 Proxy Statement

Other Important Information

(10)

Includes (a) 3,808 shares underlying RSUs that have or will have vested but are not deliverable within 60 days of the record date; and (b) 3,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board. The shares are held by Barry M. Monheit, Trustee, SEP PROP Monheit Family Trust U/A Dtd 7/16/2002.

(11)

Includes (a) 3,808 shares underlying RSUs that have or will have vested but are not deliverable within 60 days of the record date; and (b) 3,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board.

(12)	Includes 3,808 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date.
(13)

Includes (a) 9,077 shares underlying RSUs that have vested and are deliverable within 60 days of the record date; (b) 51,607 shares underlying RSUs that have vested but are not deliverable within 60 days of the record date; (c) 6,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board; and (d) 27,860 shares underlying PSUs that have vested but are not deliverable within 60 days of the record date.

(14)

Based on the statement on Amendment No. 13 to Schedule 13G filed with the SEC on February 7, 2022, BlackRock, Inc. has sole voting power over 3,703,516 shares and sole dispositive power over 3,748,248 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(15)

Based on the statement on Amendment No. 12 to Schedule 13G filed with the SEC on February 10, 2022, The Vanguard Group has shared voting power over 93,660 shares; sole dispositive power over 3,415,661 shares; and shared dispositive power over 130,290 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(16)

Based on the statement on Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2022, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation each have sole voting and dispositive power over 3,023,377 shares. The address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.

ANNUAL REPORT ON FORM 10-K

We will provide, without charge, a copy of the Form 10-K as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address of our executive offices set forth in this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS

Based solely upon our review of the copies of such reports received by us during fiscal 2022, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except with respect to a Form 4 filing for Ms. Cupero.

FREQUENTLY ASKED QUESTIONS REGARDING THE 2022 ANNUAL MEETING AND VOTING

What is the purpose of the 2022 Annual Meeting?

Stockholders will vote at the 2022 Annual Meeting on the matters summarized in this Proxy Statement.

Why did I receive these proxy materials?

You received these proxy materials because you are a Company stockholder and the Board is soliciting your proxy to vote your shares at the 2022 Annual Meeting. This Proxy Statement includes information that we are required to provide you under SEC rules and is designed to assist you in voting your shares.

What is included in these proxy materials? What is a Proxy Statement and a proxy?

The proxy materials for the 2022 Annual Meeting include the Notice of Annual Meeting, this Proxy Statement, and our annual report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote your shares, and that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Mark Smith and Deana McPherson as proxies for the 2022 Annual Meeting.

2022 Proxy Statement I 55

Other Important Information

What does it mean if I receive more than one notice, proxy materials email, or proxy card?

If you receive more than one notice, proxy materials email, or proxy card, you likely have multiple accounts with brokers and/or our transfer agent and will need to vote separately with respect to each notice, proxy materials email, or proxy card you receive.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to furnish proxy materials by providing access to those documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. The notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the notice for requesting those materials.

Who may vote?

You may vote if you owned common stock as of the close of business on July 18, 2022, the record date.

How may I vote?

You may vote by any of the following methods:

•	Internet – follow the instructions on your notice, proxy and/or voting instruction card, or email notice.
•	Phone – follow the instructions on your notice, proxy and/or voting instruction card, or email notice.
•	Mail – complete, sign, and return the proxy and/or voting instruction card provided.
•	Virtually – follow the instructions on the website.

When voting on proposals, you may vote “for” or “against” the item, or you may abstain from voting.

Only stockholders of record may vote electronically during the 2022 Annual Meeting. If you are a beneficial owner of shares and wish to vote electronically during the 2022 Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the 2022 Annual Meeting.

We encourage you to vote your proxy by Internet, telephone, or mail prior to the 2022 Annual Meeting, even if you plan to attend the 2022 Annual Meeting virtually.

May I attend the 2022 Annual Meeting in Person?

The 2022 Annual Meeting will be held exclusively online, with no option to attend in person. You may attend the meeting by visiting www.virtualshareholdermeeting.com/SWBI2022 and using your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials to enter the meeting.  If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. We encourage stockholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the 2022 Annual Meeting’s 10:00 a.m. start time. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual stockholder meeting login page.

If, as of the record date, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name,” and you will be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.

56 I 2022 Proxy Statement

Other Important Information

Will I be able to ask questions and participate in the virtual annual meeting?

Stockholders of record and proxy holders that provide their valid 16-digit control number will be able to participate in the 2022 Annual Meeting by asking questions and voting their shares as outlined above.

To submit questions during the meeting, stockholders may log into the virtual meeting website with their 16-digit control number, type the question into the “Ask a Question” field, and click “Submit.”

Only stockholders with a valid 16-digit control number will be allowed to ask questions and engage in dialogue. Questions and comments pertinent to meeting matters will be answered and addressed during the 2022 Annual Meeting as time allows. If we receive substantially similar written questions, we may group these questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will endeavor to respond directly to that stockholder using the contact information provided.

Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which stockholders may view during the 2022 Annual Meeting at the meeting website.

How many shares of Common Stock were outstanding and entitled to vote on the record date?

45,763,388 shares.

Can I change my vote or revoke my proxy after I vote?

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting electronically during the meeting.

What constitutes a quorum at the 2022 Annual Meeting, and why is a quorum required?

The presence at the 2022 Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote on the record date will constitute a quorum. Votes cast electronically during the meeting or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. A quorum of stockholders is necessary to hold a valid meeting.

What is householding?

Beneficial holders who share a single address may receive only one copy of the notice or the proxy materials, as the case may be, unless their broker, bank, or other nominee has received contrary instructions from any beneficial holder at that address. This is known as householding. If any beneficial holder(s) sharing a single address wishes to discontinue householding and/or receive a separate copy of the notice or the proxy materials, or wishes to enroll in householding, the beneficial holder(s) should contact its broker, bank, or other nominee directly. Alternatively, if any such beneficial holder wishes to receive a separate copy of the proxy materials, we will deliver them promptly upon request in writing (by mailing a request to our principal executive offices).

Will any other business be conducted at the Annual Meeting?

We are not aware of any items, other than those referred to in this Proxy Statement, that may properly come before the 2022 Annual Meeting. If other matters are properly brought before the 2022 Annual Meeting, the accompanying proxy will be voted at the discretion of the proxy holders.

2022 Proxy Statement I 57

Other Important Information

What is the difference between holding shares as a “registered holder” and as a “beneficial holder?”

If your shares are registered directly in your name with our transfer agent, you are a registered holder. If your shares are held in the name of a bank, brokerage, or other nominee as custodian on your behalf, you are a beneficial holder.

What if I am a beneficial holder and do not give voting instructions to my broker?

As a beneficial holder, you must provide voting instructions to your bank, broker, or other nominee by the deadline provided in the materials you receive from your bank, broker, or other nominee in order to ensure your shares are voted in the way you would like. If you do not provide voting instructions to your bank, broker, or other nominee, whether your shares can be voted by such person will depend on the type of item being considered for vote. Proposals #1, #2, #3, #5 and #6 are “non-routine” matters and therefore non-discretionary items in that they may not be voted on by brokers, banks, or other nominees who have not received specific voting instructions from beneficial holders (so called “broker non-votes”). Proposal #4 is a “routine” matter and, therefore, a discretionary matter in that banks, brokers, and other nominees that do not receive voting instructions from beneficial holders may generally vote on this proposal in their discretion.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We will reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

We have retained Morrow Sodali LLC, a proxy solicitation firm, to perform various solicitation services in connection with the 2022 Annual Meeting. We will pay Morrow Sodali a fee of $10,000, plus phone and other related expenses, in connection with its solicitation services. Morrow Sodali has engaged approximately 15 of its employees to assist us in connection with the solicitation of proxies.

When will the Company announce the voting results?

We will announce preliminary voting results at the 2022 Annual Meeting and report the final results on our website and in a current report on Form 8-K filed with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting.

These proxy materials, which include the notice of annual meeting, this Proxy Statement, and our annual report, are available at www.proxyvote.com.

How Does the Board of Directors Recommend That You Vote

The Board of Directors recommends that you vote as follows:

•	FOR the election of each of the nominee directors (Proposal One);
•	FOR the advisory vote on the compensation of our NEOs for fiscal 2022 (Proposal Two);
•	FOR the approval of the Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan (Proposal Three);
•	FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2023 (Proposal Four);
•	AGAINST approval of a stockholder proposal related to development of a human rights policy (Proposal Five); and
•	AGAINST approval of a stockholder proposal related to a simple majority vote (Proposal Six).

58 I 2022 Proxy Statement

Other Important Information

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2023 ANNUAL MEETING

SEC rules permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year’s proxy statement, a stockholder proposal submitted in accordance with Rule 14a-8 must be received by us at our principal executive offices by no later than April 5, 2023, unless the date of the 2022 Annual Meeting shall have been accelerated or delayed by more than 30 days from September 12, 2023, in which case the deadline for submission of the stockholder proposal is a reasonable time before we begin to print and disseminate our definitive proxy materials.

Our Bylaws provide that any stockholder proposal (including director nominations) that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2023 Annual Meeting must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2022 Annual Meeting.  In each case, the notice must include the information specified in our Bylaws. If the 2023 Annual Meeting is held more than 30 days before or more than 70 days after the anniversary date of the 2022 Annual Meeting, notice must be delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day after the date on which a public announcement of the date of the 2023 Annual Meeting is first made by us.  Accordingly, to submit any such proposal, stockholders must submit the required notice no earlier than the close of business on May 15, 2023 and no later than the close of business on June 14, 2023, except as described above.

Our Bylaws permit any eligible stockholder, or any group comprised of up to 20 eligible stockholders, who has beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit director nominations for inclusion in our proxy materials. The maximum number of qualified director-nominees that may be submitted for inclusion in our proxy materials pursuant to this bylaw (commonly referred to as “proxy access”) is the greater of (i) two or (ii) 20% of the total number of directors then serving in office at the deadline for proxy access nominations (rounded down to the nearest whole number). Any eligible stockholder desiring to nominate a qualified director for our 2023 Annual Meeting pursuant to our proxy access bylaw must give timely written notice of the nomination to our principle executive offices. To be timely, the notice must be delivered not later than the close of business on April 5, 2023, nor earlier than the close of business on March 6, 2023, unless the date of the 2023 Annual Meeting is held earlier than August 13, 2023 or later than November 11, 2023, in which case the notice must be delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2023 Annual Meeting or (ii) the 10th day after the date on which a public announcement of the date of the 2023 Annual Meeting is first made by us. Our Bylaws also provide that a stockholder is not eligible to submit a director nomination pursuant to our proxy access bylaw, and an individual is not qualified to be a director nominee pursuant to our proxy access bylaw, if such stockholder or individual, as the case may be, at any time during the three years prior to the date of such notice of nomination or our 2023 Annual Meeting, has initiated, financially sponsored, supported, or otherwise actively participated in any initiative, campaign, or other process seeking to (i) advance an agenda not directly related the enhancement of stockholder value or (ii) restrict, eliminate, or declare unlawful any business or operation of our company or any of our subsidiaries that has generated revenue, positive earnings, and/or net income in fiscal 2022.

Prior to making any submission to us, we encourage our stockholders to carefully review, as applicable, the full text of SEC Rule 14a-8 and the full text of our Bylaws for additional requirements to nominate a person for election to the Board or to submit a proposal for other business at the annual meeting.  Proposals should be delivered to our principal executive offices to the attention of the Corporate Secretary. Delivery by email does not constitute delivery to our principal executive offices.

2022 Proxy Statement I 59

APPENDIX A – 2022 INCENTIVE STOCK PLAN

SMITH & WESSON BRANDS, INC.

2022 INCENTIVE STOCK PLAN

1.Purpose. The purpose of this Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan, as may be amended from time to time (the “Plan”) is to assist Smith & Wesson Brands, Inc., a Nevada corporation and its Related Entities (as hereinafter defined) in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 and elsewhere herein.

(a)“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(b)“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b).  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.

(d)“Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d‑3 under the Exchange Act and any successor to such Rule.

(e)“Board” means the Company’s Board of Directors.

(f)“Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, severance, or other agreement or plan covering services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or plan or any such definition in such agreement or plan, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity.  The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

2022 Proxy Statement I A-1

Appendix A

(g)“Change in Control” means a Change in Control as defined in Section 8(b) of the Plan.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)“Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate and empower a Compensation Committee or if there are no longer any members on the Compensation Committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of  Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j)“Company” means Smith & Wesson Brands, Inc., a Nevada corporation, and any successor thereto.

(k)“Consultant” means any consultant or advisor who provides services to the Company or any Related Entity, so long as (i) such person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) such person does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) the identity of such person would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.

(l)“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant, or other service provider.  Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence (including, without limitation, sick leave, military leave, or any other authorized personal leave), (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant, or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant, or other service provider (except as otherwise provided in the Award Agreement).

(m)“Director” means a member of the Board or the board of directors of any Related Entity.

(n)“Disability” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, and in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o)“Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p)“Effective Date” means the effective date of the Plan, which shall be the Stockholder Approval Date.

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(q)“Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity.  The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options.  An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(r)“Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Related Entity).  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t)“Fair Market Value” means the fair market value of Shares, Awards, or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee, subject to the following:

(i)If, on such date, the Shares are listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee).

(ii)If, on such date, the Shares are not listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction, which, by its terms, will never lapse.

(u)“Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason,” “Adverse Change in Control Effect,” or “for good reason,” as applicable, set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or any severance agreement or plan covering the Participant. In the absence of any such agreement or plan or any such definition in such agreement or plan, such term shall mean the uncured occurrence of any of the following events without the Participant’s written consent: (i) the Company in any material respect reduces the Participant’s duties, authority, or base compensation, or (ii) the Participant is required to relocate more than 50 miles from the Participant’s then current geographic location at which the Participant performs services for the Company or a Related Entity. For purposes of this Plan, Good Reason shall be deemed to exist only if the Company or a Related Entity does not cure the circumstances giving rise to the Good Reason within sixty (60) days from the date the Participant delivers a written notice describing the circumstances giving rise to the Good Reason. Such notice must be received by the Company or its successor within thirty (30) days of the date on which the Participant becomes aware of the occurrence of such condition.

(v)“Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w)“Independent,” when referring to either members of the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(x)“Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii).

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(y)“Listing Market” means the Nasdaq Global Select Market or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Global Select Market.

(z)“Option” means a right granted to a Participant under Section 6(b), to purchase Shares or other Awards at a specified price during specified time periods.

(aa)“Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(bb)“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i).

(cc)“Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(dd)“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee)“Performance Award” means any Award granted pursuant to Section 6(h).

(ff)“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and shall include a “group” as defined in Section 13(d) thereof.

(hh)“Prior Plan” means the Smith & Wesson Holding Corporation 2013 Incentive Stock Plan, as amended from time to time.

(ii)“Related Entity” means any Parent or Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Committee in which the Company, a Parent, or a Subsidiary holds a substantial ownership interest, directly or indirectly, and with respect to which the Company may offer or sell securities pursuant to the Plan in reliance upon either Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.

(jj)“Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(kk)“Restricted Stock Award” means an Award granted to a Participant under Section 6(d).

(ll)“Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(mm)“Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e).

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(nn)“Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(oo)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp)“Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c).

(qq)“Stockholder Approval Date” means the date on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act and applicable requirements under the rules of the Listing Market.

(rr)“Stock Appreciation Right” means a right granted to a Participant under Section 6(c).

(ss)“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(tt)“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3.Administration.

(a)Authority of the Committee.  The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b)) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board.  The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive, and binding on all persons or entities, including the Company, any Related Entity, or any Participant or Beneficiary, or any transferee under Section 9(b) or any other person claiming rights from or through any of the foregoing persons or entities.

(b)Manner of Exercise of Committee Authority.  The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that

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transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act and (ii) with respect to any Award to an Independent Director.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company.  The Committee may appoint agents to assist it in administering the Plan.

(c)Limitation of Liability.  The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination

4.Shares Subject to Plan.

(a)Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 1,000,000, plus any Shares remaining available for delivery under the Prior Plan on the Effective Date.  Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares that would be counted against the limit upon settlement of then outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i)If any Shares subject to an Award, or after the Stockholder Approval Date, Shares subject to any awards granted under the Prior Plans, are forfeited, expire, or otherwise terminate without issuance of such Shares, or any Award, or after the Stockholder Approval Date, Shares subject to any award granted under the Prior Plans, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plans, the Shares to which those Awards or awards under the Prior Plans were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance, or cash settlement, again be available for delivery with respect to Awards under the Plan.

(ii)The full number of Shares subject to an Option granted under the Plan shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of the Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation). Upon exercise of Stock Appreciation Rights granted under the Plan that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

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(iii) Shares withheld from an Award granted under the Plan to satisfy tax withholding requirements shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added back to the Plan’s Share pool.

(iv)Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period.  Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.  Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(v)Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(vi)Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c), the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 1,000,000 Shares.  In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

(vii)Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 9(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $500,000 in the aggregate.

(d)No Further Awards Under Prior Plan.  In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Stockholder Approval Date.

5.Eligibility; Per-Participant Limitations.  Awards may be granted under the Plan only to Eligible Persons.  Subject to adjustment as provided in Section 9(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 500,000 Shares or (ii) Restricted Stock and/or any other Awards payable in Shares, with respect to more than 500,000 Shares.

6.Specific Terms of Awards.

(a)General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Nevada law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award. Notwithstanding any contrary provision in this Plan or in any Award Agreement, except as required under applicable law, in no event shall any Award permit the payment of

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any dividends or Dividend Equivalents with respect to a Share underlying such Award prior to the vesting (and delivery) of such underlying Award (or Shares underlying such Award, if applicable), and then only to the extent in a manner that does not violate the requirements of Section 409A of the Code or other applicable law.

(b)Options.  The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)Exercise Price.  Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option.  If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c)(i) and (ii), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

(ii)Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)Form of Settlement.The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv)Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification.  Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed

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to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B)the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C)if Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c)Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.  The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.  Other than pursuant to Section 9(c)(i) and (ii) of the Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without stockholder approval.

(ii)Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option.  Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise

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price at which Shares can be acquired pursuant to the Option.  In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)Restricted Stock Awards.  The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)Grant and Restrictions.  Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).  During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.

(ii)Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)Dividends and Splits.  As a condition to the grant of a Restricted Stock Award, the Committee shall require that any cash dividends paid on a Share of Restricted Stock be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in a manner that does not violate the requirements of Section 409A of the Code or other applicable law.  In addition, the Committee shall require that Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions on transfer and a risk of forfeiture and any other lawful restrictions to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

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(e)Restricted Stock Unit Award.  The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)Award and Restrictions.  Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code).  In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.  Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.  Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii)Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)Dividend Equivalents.  As a condition to the grant of a Restricted Stock Unit, the Committee shall require that any cash dividends paid on a Share attributable to such Restricted Stock Unit be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions on transfer and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash dividend is payable, in a manner that does not violate the requirements of Section 409A of the Code or other applicable law.  In addition, the Committee shall require that Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions on transfer and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such Shares or other property have been distributed.

(f)Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act.  Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)Dividend Equivalents.  Subject to the requirements of applicable law, the Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  Subject to the requirements of applicable law, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such lawful restrictions on transferability and risks of forfeiture, as the Committee may specify; provided, that in no event shall such Dividend Equivalents

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be paid out to Participants prior to vesting (and delivery) of the corresponding Shares underlying the Award.  Any such determination by the Committee shall be made at the grant date of the applicable Award.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions on transfer and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h)Performance Awards.  The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  The performance criteria may consist of the following (determined for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity): (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment, and cash flow in excess of cost of capital); (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state, or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions, or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the foregoing criteria may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Composite Index, the Russell 2000 Index, or another group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee may exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.  Except as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period, the duration of the Performance Period, and the amount of the Award to be distributed, in each case, shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i)Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan.  Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  Except as otherwise provided in the last sentence of Section 6(h), the Committee shall determine the terms and conditions of such Awards.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

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7.Certain Provisions Applicable to Awards.

(a)Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Rights granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.

(b)Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right may be extended by the Committee for a period of up to thirty (30) days following the end of the legal prohibition, black-out period, or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.

(c)Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant.  Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market and any other applicable law, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code.  Subject to Section 7(e), the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).  Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price.  Installment or deferred payments may be required by the Committee (subject to Section 7(e), including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee.  The acceleration of the settlement of any Award, and the payment of any Award in installments or on a deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code.  The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment

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or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(e)Code Section 409A

(i)The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B)The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the

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Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8.Change in Control.

(a)Effect of “Change in Control.”  Upon the occurrence of a “Change in Control,” as defined in Section 8(b), any vesting, restrictions, deferral of settlement, and/or forfeiture conditions applicable to an Award shall not lapse, and any performance goals and conditions applicable to an Award shall not be deemed to have been met, as of the time of the Change in Control, unless either (i) the Company is the surviving entity in the Change in Control and the Award does not continue to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or (ii) the successor company does not assume or substitute for the applicable Award, as determined in accordance with Section 9(c)(ii).  Notwithstanding anything to the contrary herein, if either (x) the Company is the surviving entity in the Change in Control and the Award does not continue to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or (y) the successor company does not assume or substitute for the applicable Award, as determined in accordance with Section 9(c)(ii), the applicable Award Agreement may provide that any vesting, restrictions, deferral of settlement, and forfeiture conditions applicable to an Award shall lapse, and any performance goals and conditions applicable to an Award shall be deemed to have been met, as of the time of the Change in Control.  If the Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or the successor company assumes or substitutes for the applicable Award, as determined in accordance with Section 9(c)(ii), the applicable Award Agreement may provide that with respect to each Award held by such Participant at the time of the Change in Control, in the event a Participant’s employment is terminated without Cause by the Company or any Related Entity or by such successor company or by the Participant for Good Reason within 24 months following such Change in Control, any restrictions, deferral of settlement, and forfeiture conditions applicable to each such Award shall lapse, and any performance goals and conditions applicable to each such Award shall be deemed to have been met, as of the date on which the Participant’s employment is terminated.

(b)Definition of “Change in Control”.  Unless otherwise specified in any employment, consulting, severance, or other agreement covering services between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)The acquisition by any Person or “group” (as used in Section 13(d) of the Exchange Act), directly or indirectly, of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (i), any acquisition pursuant to a Reorganization (as defined in subsection (iii) below) that does not constitute a Change in Control under subsection (iii) below shall not be a Change in Control; or

(ii)During any period of twenty four (24) consecutive months (not including any period prior to the Effective Date), individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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(iii)Consummation of a merger or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries (but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable) or the sale or other disposition of all or substantially all the assets of the Company to an entity that is not a Related Entity (each of the foregoing events being hereinafter referred to as a “Reorganization”), in each case, unless, immediately following such Reorganization, all or substantially all the Persons who were the Beneficial Owners” of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, as a result of beneficially owning such Company Voting Securities, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities.

9.General Provisions.

(a)Compliance With Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)Limits on Transferability; Beneficiaries.  No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children, or grandchildren (including any adopted and step children or grandchildren), parents, grandparents, or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company, or corporation in which the Participant or the persons referred to in clauses (i) and (ii) are the only partners, members or stockholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii), or (iii) above control the management of assets.  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)Adjustments.

(i)Adjustments to Awards.  In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem

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appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any Award.

(ii)Adjustments in Case of Certain Transactions.  In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 8 relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction).  For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.  The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction).  A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii)Other Adjustments.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

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(d)Award Agreements.  Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require.  The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.  The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e)Taxes.  The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.  The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to that Award.

(f)Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g)Clawback of Benefits.

(i)The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”).  In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy.  By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

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Appendix A

(ii)If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Related Entity, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee

(h)Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award.  None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award.  Neither the Company, nor any Related Entity, nor any of their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(i)Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j)Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(k)Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

2022 Proxy Statement I A-19

Appendix A

(l)Governing Law.  Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws, and applicable federal law.

(m)Non-U.S. Laws.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(n)Plan Effective Date and Stockholder Approval; Termination of Plan.  The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable  requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan.  Awards may be granted subject to stockholder approval but may not be exercised or otherwise settled in the event stockholder approval is not obtained.  The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date.  Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated or have expired.

(o)Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o)Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

A-20 I 2022 Proxy Statement

Smith&Wesson® SMITH & WESSON BRANDS, INC. 2100 ROOSEVELT AVENUE SPRINGFIELD, MA 01104 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SWBI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D88647-P78625 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SMITH & WESSON BRANDS, INC. The Board of Directors recommends you vote FOR the following: 1. PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors all of the nominees listed below to serve until our next annual meeting of stockholders and until their successors are elected and qualified: Nominees: 01) Anita D. Britt 02) Fred M. Diaz 03) John B. Furman 04) Michael F. Golden 05) Barry M. Monheit 06) Robert L. Scott 07) Mark P. Smith 08) Denis G. Suggs For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: 2. PROPOSAL 2: To approve on an advisory basis the compensation of our named executive officers for fiscal 2022 ("say-on-pay"). Against Abstain For The Board of Directors recommends you vote AGAINST the following proposals: 5. PROPOSAL 5: A stockholder proposal (develop a human rights policy). 6. PROPOSAL 6: A stockholder proposal (simple majority voting). and upon such matters which may properly come before the meeting or any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted FOR all directors, FOR proposals 2, 3, and 4, and AGAINST proposals 5 and 6. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. For Against Abstain 3. PROPOSAL 3: To approve the Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan. 4. PROPOSAL 4: To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountant for fiscal 2023. Please email address changes or comments to: investorrelations@smith-wesson.com. NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D88648-P78625 SMITH & WESSON BRANDS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2022 ANNUAL MEETING OF STOCKHOLDERS September 12, 2022 The undersigned stockholder of SMITH & WESSON BRANDS, INC., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Mark P. Smith and Deana L. McPherson and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2022 Annual Meeting of Stockholders of the Company, to be held on Monday, September 12, 2022, at 10:00 a.m., Eastern Time, online at www.virtualshareholdermeeting.com/SWBI2022 and at any adjournment or postponement thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors; FOR the say-on-pay proposal; FOR approval of the Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan; FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountant of the Company for fiscal 2023; AGAINST two stockholder proposals; and as said proxies deem advisable on such other matters as may come before the meeting. A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE DIRECTORS, "FOR" THE SAY-ON-PAY PROPOSAL, "FOR" APPROVAL OF THE SMITH & WESSON BRANDS, INC. 2022 INCENTIVE STOCK PLAN, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLPAS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR FISCAL 2023, AND "AGAINST" TWO STOCKHOLDER PROPOSALS. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.